FINAL

Note 5

THE VENGROWTH INVESTMENT FUND INC.,

THE VENGROWTH II INVESTMENT FUND INC.

and BDC CAPITAL INC.

- and -

EXFO ELECTRO-OPTICAL ENGINEERING INC.

- and -

NAVTEL COMMUNICATIONS INC.

SHARE PURCHASE AGREEMENT

March 26, 2008

Stein Monast l.l.p.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document

ARTICLE 1	DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1	Definitions
1.2	Certain Rules of Interpretation
1.3	Knowledge
1.4	Entire Agreement
1.5	Schedules

ARTICLE 2	PURCHASE AND SALE

2.1	Action by Vendors and Purchaser
2.2	Place of Closing
2.3	Restricted Rights

ARTICLE 3	PURCHASE PRICE

3.1	Estimated Base Purchase Price
3.2	Satisfaction of the Purchase Price
3.3	Delivery of Closing Date Financial Statements
3.4	Net Working Capital and Long-Term Debt Adjustments
3.5	Objection to Closing Date Financial Statements
3.6	Appointment of Vendors Representative

ARTICLE 4	REPRESENTATIONS AND WARRANTIES OF THE VENDORS

4.1	Incorporation and Corporate Power
4.2	Registration
4.3	Incorporation, Corporate Power and Registration of the Subsidiaries
4.4	Subsidiaries
4.5	Residence of the Vendors
4.6	Status of the Vendors and Right to Sell
4.7	Securities Laws
4.8	Capitalization
4.9	Due Authorization
4.10	Enforceability of Obligations
4.11	Absence of Conflicts
4.12	Regulatory Approvals
4.13	Financial Statements
4.14	Monthly Financial Statements
4.15	Absence of Undisclosed Liabilities
4.16	Absence of Changes and Unusual Transactions
4.17	Non-Arm’s Length Transactions
4.18	No Joint Venture Interests or Strategic Alliances
4.19	Product Warranties
4.20	Absence of Guarantees
4.21	Major Suppliers and Customers
4.22	Sufficiency of Assets
4.23	Title to Certain Assets
4.24	Condition of Certain Assets
4.25	Location of the Assets

4.26	Inventories
4.27	Collectibility of Accounts Receivable
4.28	Government Grants
4.29	Business in Compliance with Law
4.30	Governmental Authorizations
4.31	Restrictive Covenants
4.32	Intellectual Property
4.33	Owned Real Property
4.34	Leased Real Property
4.35	Environmental Matters
4.36	Employment Matters
4.37	Collective Agreements
4.38	Pension and Other Benefit Plans
4.39	Personal Information
4.40	Insurance
4.41	Contracts
4.42	Litigation
4.43	Tax Matters
4.44	Books and Records
4.45	Corporate Records
4.46	Trade Allowances
4.47	Bank Accounts, etc.
4.48	Powers of Attorney
4.49	No Bankruptcy/Insolvency
4.50	No Broker
4.51	Note 1: Contains confidential employee related information along with Vendor's confidential information
4.52	Note 1: Contains confidential employee related information along with Vendor's confidential information
4.53	Full Disclosure

ARTICLE 5	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

5.1	Status of the Purchaser
5.2	Due Authorization
5.3	Ehforceability of Obligations
5.4	Absence of Conflicts
5.5	Regulatory Approvals
5.6	No Broker
5.7	Securities Laws

ARTICLE 6	NON-WAIVER; SURVIVAL

6.1	Non-Waiver
6.2	Nature and Survival

ARTICLE 7	PURCHASER’S CONDITIONS PRECEDENT

7.1	Truth and Accuracy of Representations of Vendors at the Closing Time
7.2	Performance of Obligations

7.3	Receipt of Closing Documentation
7.4	Opinions of Counsel
7.5	Consents, Authorizations and Registrations
7.6	No Proceedings
7.7	Encumbrances and Guarantees
7.8	Non-Competition
7.9	Releases
7.10	Key Employees
7.11	No Material Adverse Effect
7.12	Directors and Officers of the Corporation and of the Subsidiaries
7.13	Good Standing
7.14	Stock Option Plan

ARTICLE 8	VENDORS’ CONDITIONS PRECEDENT

8.1	Truth and Accuracy of Representations of the Purchaser at Closing Time
8.2	Directors and Officers of the Corporation and of the Subsidiaries
8.3	No Proceedings
8.4	Escrow Agreement
8.5	Performance of Obligations

ARTICLE 9	OTHER COVENANTS OF THE PARTIES

9.1	Tax Returns

ARTICLE 10	INDEMNIFICATION

10.1	Indemnification by the Vendors
10.2	Indemnification by the Purchaser
10.3	Indemnification Procedures for Third Party Claims
10.4	Set-Off
10.5	Tax Status of Indemnification Payments

ARTICLE 11	GENERAL

11.1	Arbitration
11.2	Public Notices
11.3	Expenses
11.4	Notices
11.5	Assignment
11.6	Enurement
11.7	Amendment
11.8	Further Assurances
11.9	Execution and Delivery

THIS SHARE PURCHASE AGREEMENT is made as of March 26, 2008

BETWEEN:

Note 5

and

Note 5

and

Note 5

and

THE VENGROWTH INVESTMENT FUND INC., a corporation governed by the laws of Canada,

(“VenGrowth”)

and

THE VENGROWTH II INVESTMENT FUND INC., a corporation governed by the laws of Canada,

(“VenGrowth II”)

and

BDC CAPITAL INC., a corporation governed by the laws of Canada,

(“BDC”)

(VenGrowth, VenGrowth II and BDC are hereinafter called the “Venture Capital Firms”)

(the Individual Vendors and the Venture Capital Firms are hereinafter called the “Vendors”)

And

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document

EXFO ELECTRO-OPTICAL ENGINEERING INC. a corporation constituted under the laws of Canada,

(the “Purchaser”)

and

NAVTEL COMMUNICATIONS INC., a corporation governed by the laws of Ontario,

(the “Corporation”)

RECITALS:

A.	The Vendors beneficially own and control all of the issued and outstanding shares of the Corporation.

B.
The Vendors have agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Vendors all of the issued and outstanding shares of the Corporation, on the terms and conditions of this Agreement.

THEREFORE, the Parties agree as follows:

ARTICLE 1
DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1	Definitions

Whenever used in this Agreement, the following words and terms have the meanings set out below:

“Accounts Payable” means amounts owing by the Corporation or any of the Subsidiaries to any Person as of the Closing Time, which are incurred in the normal course of business in connection with the purchase of goods or services in accordance with the terms of this Agreement to the extent reflected on the Closing Date Financial Statements;

“Accounts Receivable” means accounts receivable, bills receivable, trade accounts, book debts and insurance claims recorded as receivable in the Books and Records and other amounts due or deemed to be due to the Corporation or any of the Subsidiaries including refunds and rebates receivable to the extent reflected on the Closing Date Financial Statements;

“Accrued Liabilities” means ordinarily recurring operating expenses of the Corporation and any of the Subsidiaries incurred as of the Closing Time but which are not yet due and payable as of the Closing Time and claims against the Corporation and any of the Subsidiaries that are increasing with the passage of time or receipt of goods or services but are not yet due and payable as of the Closing Time, including accruals for vacation pay, customer rebates and allowances for product returns to the extent reflected on the Closing Date Financial Statements, excluding (for greater certainty) Accounts Payable;

“Affiliate” of any Person means, at the time such determination is being made, any other Person controlling, controlled by or under common control with such first Person, in each case, whether directly or indirectly, and “control” and any derivation thereof means the possession, directly or indirectly, of the power to direct the management and the affairs of a Person whether through the ownership of voting securities or otherwise;

“Agreement” means this Share Purchase Agreement, including all schedules, and all amendments or restatements, as permitted, and references to “Article” or “Section” mean the specified Article or Section of this Agreement;

“Appurtenances” means privileges, rights, easements, servitudes and appurtenances both at law and equity, as applicable, belonging to or for the benefit of Real Property, including means of access between Real Property and a public way, rights in respect of or for any other uses upon which the present use is dependent (such as pipelines, cables, railway sidings) and rights existing in and to any streets, alleys, passages and other rights-of-way;

“Arbitration Act” has the meaning given in Section 11.1;

“Arm’s length” has the meaning that it has for purposes of the Income Tax Act (Canada);

“Balance Sheet” means the consolidated balance sheet of the Corporation and the Subsidiaries as at December 31, 2007, forming part of the Financial Statements;

“Benefit Plans” means plans, arrangements, agreements, programs, policies, practices or undertakings, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, registered or unregistered to which the Corporation or any of the Subsidiaries is a party or bound and in which the Employees participate or under which the Corporation or any of the Subsidiaries has, or will have, any liability or contingent liability (or pursuant to which payments are made, or benefits are provided to, or an entitlement to payments or benefits may arise) with respect to any of its Employees or former employees, directors or officers, individuals working on contract with the Corporation or any of the Subsidiaries or other individuals providing services to any of them of a kind normally provided by employees (or any spouses, dependants, survivors or beneficiaries of any such persons), excluding statutory benefit plans which the Corporation or any of the Subsidiaries are required to participate in or comply with, including the Canada Pension Plan and plans administered pursuant to applicable health tax, workplace safety insurance and employment insurance legislation;

“Books and Records” means books and records of the Corporation and the Subsidiaries relating to the Corporation or the Subsidiaries, including financial, corporate, operations and sales books, records, books of account, sales and purchase records, lists of suppliers and customers, formulae, business reports, plans and projections and all other documents, surveys, plans, files, records, assessments, correspondence, and other data and information, financial or otherwise, including all data, information and databases stored on computer-related or other electronic media;

“Business Day” means any day, other than a Saturday or Sunday, on which banks in Toronto, Ontario and Québec City, Québec are open for commercial banking business during normal banking hours;

“Claims” includes claims, demands, complaints, grievances, actions, applications, suits, causes of action, Orders, charges, indictments, prosecutions, or other similar processes, assessments or reassessments, judgments, debts, liabilities, penalties, fines, expenses, costs, damages or losses, including, out of pocket expenses and professional fees, including reasonable fees and disbursements of legal counsel, and all out of pocket costs incurred in pursuing any of the foregoing or any proceeding relating to any of the foregoing;

“Closing” means the completion of the sale to and purchase by the Purchaser of the Purchased Shares under this Agreement;

“Closing Date” means March 26, 2008 or such other date as the Parties may agree in writing as the date upon which the Closing shall take place;

“Closing Date Financial Statements” means the consolidated balance sheet of the Corporation as at the Closing Date, showing to the extent permitted in accordance with GAAP all of the assets and liabilities of the Corporation consistently applied with those used in the Financial Statements, prepared by the Vendors; the Purchaser may, at its entire discretion, have such financial statements audited within the 30-day delay provided for in Section 3.5 hereafter, and can choose the audit firm to carry such audit, but will assume the audit fees thereof;

“Closing Net Working Capital” means:

(i)	as at the Closing Date:

(a)	Note 3

(b)	Note 3

(c)	Note 3

(d)	Note 3

Note 3:	Contains confidential information that could be seriously prejudicial to the interests of the EXFO Group.

(e)	Note 3

(f)	Note 3

(g)	Note 3

(h)	Note 3

Note 3

(ii)	Note 3

All amounts used to calculate the Closing Net Working Capital being in accordance with GAAP applied on a consistent basis;

“Closing Time” means noon (12:00 pm) (Toronto time), on the Closing Date or such other time on such date as the Parties may agree in writing as the time at which the Closing shall take place;

“Collective Agreements” means collective agreements (including expired collective agreements which have not been renewed) and related documents including benefit agreements, letters of understanding, letters of intent and other written communications (including arbitration awards) by which the Corporation or any of the Subsidiaries is bound or which impose any obligations upon the Corporation or any of the Subsidiaries or set out the understanding of the parties or an interpretation with respect to the meaning of any provisions of such collective agreements;

“Contracts” means contracts, licences, leases, agreements, obligations, promises, undertakings, understandings, arrangements, documents, commitments, entitlements or engagements to which the Corporation or any of the Subsidiaries is a party or by which any of them are bound or under which the Corporation or any of the Subsidiaries has, or will have, any liability or contingent liability (in each case, whether written or oral, express or implied), and includes any quotations, orders, proposals or tenders which remain open for acceptance and warranties and guarantees;

Note 3:	Contains confidential information that could be seriously prejudicial to the interests of the EXFO Group.

“Copyrights” has the meaning given in the Intellectual Property definition;

“Corporation Source Code” has the meaning given in section 4.32(g)(iii) ;

“Customer Offerings” means (a) the products or services (including Software and Documentation) that the Corporation or the Subsidiaries (i) currently develops, manufactures, markets, distributes, makes available, sells or licenses to third parties, or (ii) has developed, manufactured, marketed, distributed, made available, sold or licensed to third parties within the previous three (3) years, or (ii) currently plans to develop, manufacture, market, distribute, make available, sell or license to third parties in the future and (b) the services that the Corporation or the Subsidiaries (i) currently provides or makes available to third parties, or (ii) has provided or made available to third parties within the previous three (3) years, or (iii) currently plans to provide or make available to third parties in the future. A true and complete list of all Customer Offerings is set forth in Schedule 1.1;

“Developers” has the meaning given in section 4.32(g)(iii);

“Disputes” has the meaning given in Section 11.1;

“Documentation” means printed, visual or electronic materials, reports, white papers, documentation, specifications, designs, flow charts, code listings, instructions, user manuals, frequently asked questions, release notes, recall notices, error logs, diagnostic reports, marketing materials, packaging, labeling, service manuals and other printed or electronic information describing the use, operation, installation, configuration, features, functionality, pricing, marketing or correction of a Customer Offering, whether or not provided to end users.

“Employees” means individuals employed by the Corporation or any of the Subsidiaries on a full-time, part-time or temporary basis, including those employees on disability leave, parental leave or other absence;

“Employment Contracts” means Contracts, other than Benefit Plans, relating to the compensation, duties and related matters of an Employee, including any communication or practice relating to an Employee which imposes any obligation on the Corporation or any of the Subsidiaries;

“Encumbrances” means pledges, liens, prior claims, legal hypothecs, hypothecs, charges, security interests, leases, title retention agreements, mortgages, restrictions, developments or similar agreements, easements, servitudes, rights-of-way, title defects, options, rights of first refusal or adverse claims or encumbrances of any kind or character whatsoever;

“Environment” means the environment and natural environment as defined in any Environmental Laws and includes indoor air, the environment in the workplace, ground water, any living things and the interacting natural systems that include components of air, land, water, organic and inorganic matters and living things;

“Environmental Approvals” means permits, certificates, licences, authorizations, consents, agreements, instructions, directions, notices, registrations, approvals or other rights made, issued, granted, conferred or required by a Governmental Authority pursuant to any Environmental Law relating to the operations, business or assets of the Corporation or any of the Subsidiaries and includes any sewer surcharge or over strength agreements;

“Environmental, Health and Safety Liabilities” means any cost, damage, expense (including legal, consultant and engineer fees and expenses), liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law or relating to the contamination of the Environment, including those consisting of or relating to:

(a)	any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product);

(b)
any fine, penalty, judgment, award, Orders, settlement, legal or administrative proceeding, damages, loss, claim, demand or response, remedial or inspection cost or expense arising under any Environmental Law or Occupational Safety and Health Law;

(c)	any Remedial Action; or

(d)	any other compliance, response corrective or remedial measure required under any Environmental Law or Occupational Safety and Health Law;

“Environmental Laws” means Laws relating to the Environment (including the protection of the Environment) and public health or safety, and includes Laws relating to any sewer system and to the storage, generation, use, handling, manufacture, processing, labelling, advertising, sale, display, transportation, treatment, reuse, recycling, Release and disposal of Materials of Environmental Concern, including the common law and civil law that relate to making responsible parties pay for damages relating to the health or property of Persons or the Environment. Furthermore, shall also mean any foreign, federal, provincial, state, local or municipal law, statute, rule, Order, directive, judgment, permit, policy, guideline, treaty or regulation or the common law relating to the environment, occupational health and safety, or exposure of persons or property to Materials of Environmental Concern, including any statute, regulation, administrative decision or Order pertaining to: (i) the presence of or the treatment, storage, disposal, generation, transportation, handling, distribution, manufacture, processing, use, import, export, labelling, recycling, registration, investigation or remediation of Materials of Environmental Concern or documentation related to the foregoing; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release, threatened release, or accidental release into the environment, the workplace or other areas of Materials of Environmental Concern, including emissions, discharges, injections, spills, leaks, escapes or dumping of Materials of Environmental Concern; (v) transfer of interests in or control of real property which may be contaminated; (vi) community or worker right-to-know disclosures with respect to Materials of Environmental Concern; (vii) the protection of wild life, marine life and wetlands, and endangered and threatened species; (vii) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; (ix) health and safety of employees and other persons; and (x) restrictions on the use and waste of hazardous substances in electrical and electronic equipment including the legislation of the European Commission with reference to RoHS (restriction on the use of certain hazardous substances in electrical and electronic equipment) and WEEE (Waste Electric and Electronic Equipment);

 “Environmental Orders” means Orders, notices or other communications made, issued, filed, imposed or threatened by any Governmental Authority pursuant to any Environmental Laws or related to any Environmental Health and Safety Liabilities and include certificates of property use and Orders requiring investigation, assessment, monitoring, managing, controlling, treatment, removal, excavation or remediation (including risk assessment) of any site or Materials of Environmental Concern, or requiring that any Release or any other activity be reduced, modified, managed, controlled, stopped or eliminated or requiring any form of payment or expenditure to be made (regardless as to the recipient) or co-operation be provided to any Governmental Authority;

“Escrow Agent” Note 4

“Escrow Agreement” means the escrow agreement entered into among the Escrow Agent, the Corporation, the Vendors and the Purchaser on the Closing Date;

“Escrow Amount” has the meaning given in Section 3.2;

Note 4:	Contains privilege information.

“Estimated Base Purchase Price” has the meaning given in Section 3.1;

“Estimated Long-Term Debt” means the Long-Term Debt as estimated in good faith by the Vendors as of the Closing Date;

“Estimated Net Working Capital” means the Closing Net Working Capital as estimated in good faith by the Vendors as of the Closing Date;

“Financial Statements” means the audited consolidated financial statements of the Corporation and the Subsidiaries for the fiscal years ended December 31, 2005, December 31, 2006 and December 31, 2007, consisting of the Balance Sheet and the statements of earnings and retained earnings and cash flows and all notes thereto as reported upon by PricewaterhouseCoopers LLP, Chartered Accountants, a copy of which is attached as Schedule  4.13;

“GAAP” means generally accepted accounting principles as defined by the Accounting Standards Board of the Canadian Institute of Chartered Accountants in the Handbook of the Canadian Institute of Chartered Accountants as at the relevant date;

“Governmental Authorities” means governments, regulatory authorities, governmental departments, agencies, commissions, officials, ministers, Crown corporations, courts, bodies, boards, tribunals or dispute settlement panels or other law, rule or regulation-making organizations or entities in any jurisdiction with respect to any entity of the Corporation:

(a)	having jurisdiction on behalf of any nation, province, territory or state or any other geographic or political subdivision of any of them; or

(b)	exercising, or entitled to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power;

“Governmental Authorizations” means authorizations, approvals, franchises, Orders, certificates, consents, directives, notices, licences, permits, variances, agreements, instructions, registrations or other rights issued to or required by the Corporation or any of the Subsidiaries by or from any Governmental Authority;

“Grants” has the meaning given in Section  4.28;

“Improvements” means plants, buildings, structures, fixtures, erections and improvements located on, over, under or upon the Real Property and mechanical, electrical, plumbing, heating and air-conditioning systems relating to the Real Property, including any of the foregoing under construction;

“Indemnified Party” has the meaning given in Section 10.3;

“Indemnifying Party” has the meaning given in Section  10.3;

“Independent Auditor” means Grant Thornton LLP or such other independent auditing firm as the Parties may otherwise agree;

“Information Technology” means computer hardware, software in source code and object code form (including documentation, interfaces and development tools), programs, websites for the Corporation or any of the Subsidiaries, databases, telecommunications equipment and facilities and other information technology systems owned, used or held by the Corporation or any of the Subsidiaries;

“Intellectual Property” means intellectual property rights, whether registered or not, owned, licensed or used, throughout the world, including:

(a)
inventions, algorithms, methods, procedures, techniques, instructions, guides, manuals, samples, specifications, schematics, invention disclosures, statutory invention registrations, trade secrets and confidential business information, know-how, manufacturing and product processes and techniques, research and development information, records, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, whether patentable or non-patentable, whether copyrightable or non-copyrightable and whether or not reduced to practice;

(b)
patents, pending patent applications, utility models, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs (including divisionals, reissues, renewals, re-examinations, continuations, continuations-in-part and extensions) (collectively, "Patent Rights");

(c)
trade-marks and service marks, trade dress, trade-names, corporate names, business names, doing business designations, logos, slogans, distinguishing guises, other indicia of origin and all registrations and applications for registration thereof, common law trademarks and service marks and all goodwill associated with the foregoing (collectively "Trademarks");

(d)
copyrights and all other rights of authorship and registrations thereof, designs, drawings, Software, data and database rights and registrations and applications for registration thereof (collectively, “Copyrights”);

(e)	industrial designs and all registrations thereof;

(f)	Information Technology and all registrations thereof;

(g)	mask works, semiconductor topologies, integrated circuit topographies and registrations and applications for registration thereof; and

(h)
other proprietary rights relating to any of the foregoing, whether recognized by statutory law or common or civil law (including remedies against infringement thereof and rights of protection of interest therein under the Laws).

"Intellectual Property Registrations" means all certificates of registration and applications for registration of Patent Rights, Trademarks, Copyrights and any other Owned Intellectual Property, throughout the world.

"Internal Systems" means the Software and Documentation and the computer, communications and network systems (both desktop and enterprise-wide), laboratory equipment, reagents, materials and test, calibration and measurement apparatus used by the Corporation or any of the Subsidiaries in their business or operations or to develop, manufacture, fabricate, assemble, provide, distribute, support, maintain or test the Customer Offerings, whether located on the premises of the Corporation or any of the Subsidiaries or hosted at a third party Internet site.

“Inventories” means items that are held by the Corporation or any of the Subsidiaries for sale, license, rental, lease or other distribution in the ordinary course of business, or are being produced for sale, or are to be consumed, directly or indirectly, in the production of goods or services to be available for sale, of every kind and nature and wheresoever situated including inventories of finished goods and work-in-progress, parts and components;

“Laws” means applicable laws, statutes, by-laws, rules, regulations, Orders, ordinances, protocols, codes, guidelines, treaties, policies, notices, directions, decrees, judgments, awards or requirements, in each case of any Governmental Authority;

“Leased Real Property” means lands and/or premises which are used by the Corporation or any of the Subsidiaries and which are leased, subleased, licensed to or otherwise occupied by the Corporation or any of the Subsidiaries;

“Licensed Intellectual Property” means Intellectual Property licensed to the Corporation or any of the Subsidiaries excluding Off-the-Shelf Software;

“Long-Term Debt” means the sum of (i) the long-term portion of notes payable and other long term debt, (ii) the long-term portion of capital lease obligations (excluding operating leases), and (iii) any long-term portion of other interest bearing debt, in all cases of the Corporation or the Subsidiaries;

“Material Adverse Effect” means a change, effect or circumstance that, when considered either individually or in the aggregate together with all other adverse changes, effects or circumstances with respect to which such phrase is used in this Agreement, is materially adverse to, or could reasonably be expected to have a material adverse effect on, the financial condition or results of operations of the Corporation or any of the Subsidiaries;

"Materials of Environmental Concern" means any: pollutants, contaminants or hazardous substances, pesticides, solid wastes and hazardous wastes, chemicals, other hazardous, radioactive, explosive or toxic materials, asbestos and asbestos-containing materials, polychlorinated biphenyls (PCBs) and mould, oil, petroleum and petroleum products (and fractions thereof), biohazards and medical wastes, or any other material (or article containing such material) (as such terms are defined under applicable Environmental Laws), listed or subject to regulation under any law, statute, rule, regulation, Order, permit, or directive due to its potential, directly or indirectly, to harm the environment or the health of humans or other living beings;

“Net Adjustment Amount” has the meaning given in Section 3.4(b);

“Non-Permitted Encumbrances” means Encumbrances which the Vendors have agreed to discharge prior to Closing and listed in Schedule 4.23;

“Notice” has the meaning given in Section 11.4;

“Objection Notice” has the meaning given in Section  3.5;

“Occupational Health and Safety Law” means any Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Health and Safety Act (Ontario), Workplace and Insurance Act (Ontario), and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions;

“Off-the-Shelf Software” means currently available, off-the-shelf software programs that are part of the Internal Systems and are licensed by the Corporation or the Subsidiaries;

"Open Source Materials" means all Software, Documentation or other material that is distributed as "free software", "open source software" or under a similar licensing or distribution model, including, but not limited to, the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozila Public License (MPL), or any other license described by the Open Source Initiative as set forth on www.opensource.org.

“Orders” means orders, injunctions, judgments, administrative complaints, decrees, rulings, awards, assessments, directions, instructions, penalties or sanctions issued, filed or imposed by any Governmental Authority or arbitrator, including Environmental Orders;

“Owned Real Property” means real property owned by the Corporation or any of the Subsidiaries, and real property, other than Leased Real Property, in which the Corporation or any of the Subsidiaries has an ownership interest, including Improvements and Appurtenances;

‘’Owned Intellectual Property’’ means Intellectual Property owned by the Corporation or any of the Subsidiaries, and Intellectual Property in which the Corporation or any of the Subsidiaries has an ownership interest;

“Patent Rights” has the meaning given in the Intellectual Property definition;

“Parties” means the Vendors and the Purchaser collectively, and “Party” means any one of them;

“Pension Plans” means all Benefit Plans providing pensions, superannuation benefits or retirement savings including, without limitation, pension plans, top up pensions or supplemental pensions, “registered retirement savings plans” (as defined in the Income Tax Act (Canada)), “registered pension plans” (as defined in the Income Tax Act (Canada)) and “retirement compensation arrangements” (as defined in the Income Tax Act (Canada));

“Permitted Encumbrances” means the Encumbrances listed in Schedule 4.23;

“Person” means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, Governmental Authority, and where the context requires any of the foregoing when they are acting as trustee, executor, administrator or other legal representative;

“Personal Information” means information in the possession or under the control of the Corporation or any of the Subsidiaries about an identifiable individual;

“Preliminary Offer” has the meaning given in Section 1.4;

"Product Registration" means permission from any Governmental Authorities allowing Customer Offerings, Software or any device to be lawfully distributed for commercial use in a country, including establishment registration and Customer Offerings, Software or any device listing with the applicable Governmental Authorities.

“Purchase Price” means the total net amount payable by the Purchasers to the Vendors for the Purchased Shares pursuant to Article 3;

“Purchased Shares” means all of the issued and outstanding shares in the capital of the Corporation;

“Purchaser Indemnified Parties” has the meaning given in Section 10.1(a);

“Real Property” means Owned Real Property and Leased Real Property;

“Real Property Leases” means Contracts pursuant to which the Corporation or any of the Subsidiaries uses or occupies the Leased Real Property, including all rights to related Improvements and Appurtenances;

“Release” has the meaning prescribed in any Environmental Laws for such term or any related term (including discharge) and includes any release, spill, leak, pumping, addition, pouring, emission, emptying, discharge, injection, escape, leaching, disposal, dumping, deposit, spraying, burial, abandonment, incineration, seepage, placement or introduction, whether accidental or intentional;

“Remedial Action” means all actions to (i) cleanup, remove, treat or in any other way address the presence and/or movement of Materials of Environmental Concern subject to an Environmental Order, in violation of Environmental Laws or at concentrations exceeding remediation guidelines published by Governmental Authorities; (ii) prevent the Release of any Materials of Environmental Concern; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; (iv) correct a condition of non-compliance with Environmental Laws or comply with an Environmental Order; or (v) address, correct or respond to an Environmental, Health and Safety Liability or any other claim;

“Restricted Right” means any Contract or Governmental Authorization which by its terms requires consent or approval of the other party or parties thereto or the issuer for completion of the transactions contemplated by this Agreement or in respect of which the completion of the transactions contemplated by this Agreement will increase the obligations or decrease the rights or entitlements of the Corporation or any of the Subsidiaries under such Contract or Governmental Authorization;

“Review Period” has the meaning given in Section 3.5(a);

"Software" shall mean all computer programs and all updates, upgrades and all versions thereof owned or licensed, by the Corporation or any of the Subsidiaries and developed, sold, licensed to third parties, marketed or supported by the Corporation or the Subsidiaries in their normal course of business, including but not limited to all computer software code, applications, utilities, development tools, diagnostics, databases and embedded systems, whether in source code, interpreted code or object code form, program files, data files, computer related data, field and data definitions and relationships, data definitions specifications, data models, programs and systems logic, interfaces, program modules, routines, sub-routines, algorithms, program architecture, design concepts, system designs, program structure, sequence and organization, screen displays and report layouts;

“Software Contracts” has the meaning given in section 4.32(c);

“Stock Option Plan” means the stock option plan established by the Corporation on July 1, 2003 and amended on or about April, 2004, for the purpose of attracting, retaining and motivating key employees;

“Subsidiaries” means Navtel Sales Limited («Navtel Sales»), Navtel International inc. («Navtel International»), Navtel Communications (U.S.) inc. («Navtel USA») and Navtel Deutschland GmbH («Navtel Deutschland»);

“Tangible Personal Property” means machinery, equipment, furniture, furnishings, office equipment, computer hardware, supplies, materials, vehicles, material handling equipment, implements, parts, tools, jigs, dies, moulds, patterns, tooling and spare parts and tangible assets (other than Real Property and Inventory) owned or used or held by the Corporation or any of the Subsidiaries, including (i) any of the foregoing which are in storage or in transit; (ii) other tangible personal property of the Corporation or any of the Subsidiaries whether located in or on the Real Property or elsewhere; and (iii) any of the foregoing which may be attached to Real Property but are not Improvements;

“Target Net Working Capital” Note 4

“Tax Returns” includes all returns, reports, declarations, elections, claim for refund, notices, filings, forms, statements and other documents (whether in tangible, electronic or other form) and including any amendments, schedules, attachments, supplements, appendices and exhibits thereto, made, prepared, filed or required to be made, prepared or filed by Law in respect of Taxes;

“Taxes” includes, in any jurisdiction with respect to any entity of the Corporation and the Subsidiaries, (i) any taxes, duties, fees, premiums, withholdings, assessments, imposts, levies and other charges of any kind whatsoever imposed by any Governmental Authority, including all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Authority in respect thereof, and including those levied on, or measured by, or referred to as, income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, US sales and use tax, value added tax, harmonized sales, use, value-added, excise, stamp, withholding, business, franchising, property, development, occupancy, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, all licence, franchise and registration fees and all employment insurance, health insurance and Canada, Ontario, US, Germany, and other government pension plan premiums or contributions, and (ii) any amounts described in (i) of any other Person which such entity is obligated by Law or Contract entered into prior to Closing to assume or pay;

“Technical Information” means know-how and related technical knowledge owned, used or held by the Corporation or any of the Subsidiaries, including:

(a)	trade secrets, confidential information and other proprietary know-how;

(b)	public information and non-proprietary know-how;

(c)	information of a scientific, technical, financial or business nature regardless of its form;

(d)	uniform resource locators, domain names, telephone, telecopy, internet protocol and email addresses, and UPC consumer packaging codes; and

(e)
documented research, forecasts, studies, marketing plans, budgets, market data, developmental, demonstration or engineering work, information that can be used to define a design or process or procure, produce, support or operate material and equipment, methods of production and procedures, all formulas and designs and drawings, blueprints, patterns, plans, flow charts, parts lists, manuals and records, specifications, and test data;

Note 4:	Contains privilege information.

“Territories” means the jurisdictions in which the Corporation or any of the Subsidiaries currently carries on business under applicable Laws;

“Trademarks” has the meaning given in the Intellectual Property definition;

“Union” means an organization of employees formed for purposes that include the regulation of relations between employees and employers and includes any organization which has been declared a union pursuant to applicable labour relations legislation or which may qualify as a Union;

“Unlicensed Intellectual Property” means critical Intellectual Property used by the Corporation or any of the Subsidiaries which does not constitute Owned Intellectual Property or Licensed Intellectual Property

“Vendors Indemnified Parties” has the meaning given in Section  10.2(a); and

“Vendors IP Registrations” has the meaning given in section 4.32(a).

“Vendors Representative” has the meaning given in section 3.6.

1.2	Certain Rules of Interpretation

In this Agreement:

(a)
Consent – Whenever a provision of this Agreement requires an approval or consent and such approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the Party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent.

(b)	Currency – Unless otherwise specified, all references to money amounts are to lawful currency of Canada.

(c)
Governing Law – This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario, without regards to its conflict of laws provisions.

(d)	Headings – Headings of Articles and Sections are inserted for convenience of reference only and do not affect the construction or interpretation of this Agreement.

(e)	Including – Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

(f)
No Strict Construction – The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(g)	Number and Gender – Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(h)
Severability – If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.

(i)
Statutory references – A reference to a statute includes all regulations and rules made pursuant to such statute and, unless otherwise specified, the provisions of any statute, regulation or rule which amends, supplements or supersedes any such statute, regulation or rule.

(j)	Time – Time is of the essence in the performance of the Parties’ respective obligations.

(k)
Time Periods – Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

1.3	Knowledge

Any reference to the knowledge of any Party means to the best of the knowledge, information and belief of such Party after reviewing all relevant records of the Corporation or Subsidiaries, as applicable, and making due inquiries regarding the relevant matter of all relevant directors, officers and employees of such Party and, in the case of the knowledge of the Corporation, includes specifically the knowledge of Notes 2, 4 and 5

Note 2:	Contains confidential employee related information.

Note 4:	Contains privilege information.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

1.4	Entire Agreement

This Agreement and the agreements and other documents required to be delivered pursuant to this Agreement, constitute the entire agreement between the Parties and set out all the covenants, promises, warranties, representations, conditions and agreements between the Parties in connection with the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, pre-contractual or otherwise, including the non-binding preliminary offer executed by the Purchaser and CIBC World Markets on Note 4 (the “Preliminary Offer”). There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, whether oral or written, pre-contractual or otherwise, express, implied or collateral between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and any document required to be delivered pursuant to this Agreement.

1.5	Schedules

The schedules to this Agreement are an integral part of this Agreement.

ARTICLE 2
PURCHASE AND SALE

2.1	Action by Vendors and Purchaser

Subject to the provisions of this Agreement, at the Closing Time:

(a)	Purchase and Sale of Purchased Shares – the Vendors shall sell and the Purchaser shall purchase the Purchased Shares;

(b)	Payment of Purchase Price – the Purchaser shall pay the Purchase Price to the Vendors as provided in Sections 3.2, 3.4 and 3.5.

(c)
Transfer and Delivery of the Purchased Shares – the Vendors shall transfer and deliver to the Purchaser share certificates representing the Purchased Shares duly endorsed in blank for transfer by the holder of record and shall take such steps as shall be necessary to cause the Corporation to enter the Purchaser or its nominee(s) upon the books of the Corporation as the holder of the Purchased Shares and to issue one or more share certificates to the Purchaser or its nominee(s) representing the Purchased Shares; and

(d)	Other Documents – the Vendors and Purchaser shall deliver such other documents as may be necessary to complete the transactions provided for in this Agreement.

Note 4:	Contains privilege information.

2.2	Place of Closing

The Closing shall take place at the Closing Time at the offices of Gardiner Roberts LLP, Scotia Plaza, 40 King Street West 31st Floor Toronto, Ontario, M5H 3Y2, Canada, or at such other place as may be agreed upon by the Vendors and the Purchaser.

2.3	Restricted Rights

If at Closing there are any Restricted Rights in respect of which necessary consents, approvals, waivers or modifications have not been obtained, then the Purchaser may waive the closing condition under Section 7.5 with respect to such Restricted Rights.

If the Purchaser waives the condition in Section 7.5 and the Closing occurs, the Vendors shall reasonably cooperate with the Purchaser in its efforts to obtain all consents, approvals, waivers or modifications acceptable to the Purchaser at the sole expense of the Purchaser provided such request for cooperation remains reasonable.

ARTICLE 3
PURCHASE PRICE

3.1	Estimated Base Purchase Price

The amount payable by the Purchaser for the Purchased Shares at the Closing Time, exclusive of all applicable sales and transfer taxes, shall be comprised of shall be determined in accordance with the following formula:

A + [B – C] - D

Where:

A:           shall be the base purchase price of Note 7

B:           shall be the Estimated Net Working Capital;

C:           shall be the Target Net Working Capital;

D:           shall be the Estimated Long-Term Debt.

(the “Estimated Base Purchase Price”).

Note 7:    Already disclosed publicly in another format in order to avoid confusion.

3.2	Satisfaction of the Purchase Price

The Purchaser shall satisfy the payment of the Purchase Price as follows:

(a)
At the Closing Time, by payment to the Vendors by wire transfer of the Estimated Base Purchase Price, less an aggregate amount representing Note 3 of the Estimated Base Purchase Price (the “Escrow Amount”), less an additional Note 3 (the “Additional Escrow Amount”), to be allocated between the Vendors, as indicated in Schedule 3.2;

(b)
At the Closing Time, by transfer to the Escrow Agent of the Escrow Amount which will be kept in escrow until the first anniversary of the Closing Date unless disbursed, in whole or in part, by the Escrow Agent in compliance with the procedure set out in the Escrow Agreement; and

(c)
At the Closing Time, by transfer to the Escrow Agent of the Additional Escrow Amount for purposes of satisfying the Net Adjustment Amount and any balance to be subsequently released from escrow by the Escrow Agent and paid directly by the Escrow Agent to the Vendors in accordance with section 3.4(b) within ten (10) days after the expiry of the Review Period (defined below); and

(d)
On the first anniversary of the Closing Date, the release from escrow of the Escrow Amount by the Escrow Agent and payment directly to the Vendors in compliance with the procedure set out in the Escrow Agreement.

3.3	Delivery of Closing Date Financial Statements

As soon as reasonably practicable after the Closing Date and in any event not later than forty-five (45) days thereafter, the Vendors shall deliver to the Purchaser the unaudited Closing Date Financial Statements. The Parties shall cooperate fully in the preparation of the Closing Date Financial Statements within the time required in this Section 3.3.

3.4	Net Working Capital and Long-Term Debt Adjustments

(a)	Subject to Section 3.5, the Purchase Price shall be:

(i)
increased or decreased, as applicable, on a dollar for dollar basis by the amount by which the Closing Net Working Capital is greater or lower, respectively, than the Estimated Net Working Capital; and

Note 3:	Contains confidential information that could be seriously prejudicial to the interests of the EXFO Group.

(ii)
increased or decreased, as applicable, on a dollar for dollar basis by the amount by which the Long-Term Debt on the Closing Date Financial Statements is lower or greater, respectively, than the Estimated Long-Term Debt.

(b)
Any amount payable by the Purchaser to the Vendors, or by the Vendors to the Purchaser, pursuant to Section 3.4(a)(i) or Section 3.40, shall be netted or, if applicable, aggregated (such net or aggregate amount, the “Net Adjustment Amount”), and the applicable Party shall pay and satisfy the Net Adjustment Amount within ten (10) days after the expiry of the Review Period (defined below), and in case the Net Adjustment Amount is owed to the Purchaser, the Escrow Agent shall proceed to payment in accordance with section 3.2(b) and 10.3(e) hereof and the payment obligation of the Vendors under this Section 3.4(b) shall be satisfied thereby. If the amount owed to the Purchaser exceeds the Amount Note 3 held by the Escrow Agent under section 3.2(c), the Vendors will pay the excess of the Net Adjustment Amount over the Amount Note 3 paid by the Escrow Agent within ten (10) days after the expiry of the review period.

3.5	Objection to Closing Date Financial Statements

(a)
Delivery of Objection Notice – In the event that the Purchaser objects in good faith to any item of the Closing Date Financial Statements, the Purchaser shall so advise the Vendors Representative by delivery to the Vendors Representative of a written notice (the “Objection Notice”) within 30 days after the delivery to the Purchaser of the Closing Date Financial Statements (the “Review Period”). The Objection Notice shall set in reasonable detail the basis for the Purchaser’s objection as well as the amount in dispute and reasonable details of the calculation of such amount.

(b)
Resolution of Disputes – The Vendors Representative and the Purchaser shall attempt to resolve all of the items in dispute set out in any Objection Notice within 30 days of receipt of the Objection Notice by the Purchaser. Any items in dispute not resolved within such 30 day period shall be referred as soon as possible thereafter by either of the Vendors Representative or the Purchaser to the Independent Auditor. The Independent Auditor shall act as expert and not as arbitrator and shall be required to determine the items in dispute that have been referred to it as soon as reasonably practicable but in any event not later than 30 days after the date of referral of the dispute to it. The Vendors Representative and the Purchaser shall provide or make available all documents and information as are reasonably required by the Independent Auditor to make its determination. The determination of the Independent Auditor shall be final and binding on the Parties and the Closing Date Financial Statements shall be (or not be) adjusted in accordance with such determination.

Note 3:	Contains confidential information that could be seriously prejudicial to the interests of the EXFO Group.

(c)
Audit Expenses – The fees and expenses of the Independent Auditor in acting in accordance with this ARTICLE 3 shall be shared equally by the Purchaser and the Vendors, unless the Independent Auditor determines otherwise.

(d)
Payment in Accordance with Determination - Within five (5) days after resolution, by agreement of the Parties, of the dispute which was the subject of the Objection Notice or, failing such resolution, within five (5) days after the final determination of the Independent Auditor, the Vendors or the Purchaser, as the case may be, shall pay to the other the amount owing as a result of such resolution or final determination as provided in Section 3.4(b).

3.6	Appointment of Vendors Representative

(a)	Note 6

(b)	Note 6

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE VENDORS

Each of the Vendors (as to himself or itself and not as to any other Vendor), represents and warrants to the Purchaser on a several basis, the matters set out in sections 4.5, 4.6 4.9 and 4.10) and 4.12 (to the extent that Section 4.12 relates to the Vendors and not the Corporation or its Subsidiaries).

Except for the matters specifically identified above, each of the Vendors represents and warrants to the Purchaser on a several basis the balance of the matters set out in this ARTICLE 4.

4.1	Incorporation and Corporate Power

The Company is a corporation duly incorporated and validly existing under the laws of Ontario and has all necessary corporate power, authority and capacity to own its assets and to carry on its business as presently conducted.

4.2	Registration

Neither the nature of the Corporation’s business nor the location or character of the assets owned or leased by the Corporation requires it to be registered, licensed or otherwise qualified as an extra-provincial or foreign corporation in any jurisdiction other than in Ontario where it is duly registered, licensed or otherwise qualified for such purpose.

Note 6:	Contains Vendors’ confidential information that could be seriously prejudicial to their interests.

4.3	Incorporation, Corporate Power and Registration of the Subsidiaries

(a)
Navtel Sales is a corporation duly incorporated and validly existing under the laws of Ontario and has all necessary corporate power, authority and capacity to own its assets and to carry on its business as presently conducted. Neither the nature of its business nor the location or character of the assets owned or leased by Navtel Sales requires it to be registered, licensed or otherwise qualified as an extra-provincial or foreign corporation in any jurisdiction other than in Ontario where Navtel Sales is duly registered, licensed or otherwise qualified for such purpose.

(b)
Navtel International is a corporation duly incorporated and validly existing under the laws of Ontario and has all necessary corporate power, authority and capacity to own its assets and to carry on its business as presently conducted. Neither the nature of its business nor the location or character of the assets owned or leased by Navtel International requires it to be registered, licensed or otherwise qualified as an extra-provincial or foreign corporation in any jurisdiction other than in Ontario where Navtel International is duly registered, licensed or otherwise qualified for such purpose.

(c)
Navtel USA is a corporation duly incorporated and validly existing under the laws of Delaware and has all necessary corporate power, authority and capacity to own its assets and to carry on its business as presently conducted. Neither the nature of its business nor the location or character of the assets owned or leased by Navtel USA requires it to be registered, licensed or otherwise qualified as an extra-provincial or foreign corporation in any jurisdiction other than in Delaware where Navtel USA is duly registered, licensed or otherwise qualified for such purpose.

(d)
Navtel Deutschland is a corporation duly incorporated and validly existing under the laws of Germany and has all necessary corporate power, authority and capacity to own its assets and to carry on its business as presently conducted. Neither the nature of its business nor the location or character of the assets owned or leased by Navtel Deutschland requires it to be registered, licensed or otherwise qualified as an extra-provincial or foreign corporation in any jurisdiction other than in Germany where Navtel Deutschland is duly registered, licensed or otherwise qualified for such purpose.

4.4	Subsidiaries

The Corporation is the sole registered and beneficial owner of all of the issued and outstanding shares in the capital of each of Navtel Sales and Navtel International, free and clear of all Encumbrances, and the shares of each of Navtel Sales and Navtel International are not subject to any shareholders agreement. Navtel Sales is the sole registered and beneficial owner of all of the issued and outstanding shares in the capital of each of Navtel USA and Navtel Deutschland, free and clear of all Encumbrances, and the shares of each of Navtel USA and Navtel Deutschland are not subject to any shareholders agreement.

The Corporation does not own directly or indirectly, or have any direct or indirect interest in any shares or have an ownership interest in any other Person other than its shareholdings in the Subsidiaries.

4.5	Residence of the Vendors

Each of the Vendors is not a non-resident of Canada for the purposes of the Income Tax Act (Canada).

4.6	Status of the Vendors and Right to Sell

Each of VenGrowth and VenGrowth II is a corporation existing under the laws of Canada. BDC is a corporation existing under the laws of Canada. The Vendors are the sole registered and beneficial owners of the Purchased Shares, free and clear of all Encumbrances. Each of the Vendors has the exclusive right to dispose of the Purchased Shares as provided in this Agreement and such disposition will not violate, contravene, breach or offend against or result in any default under any Contract, charter or by-law provision, Order, judgment, decree, licence, permit or Law, to which any of the Vendors is a party or subject or by which any of the Vendors is bound or affected. Other than the Shareholders Agreement Note 6 which will be terminated immediately prior to the Closing Time, the Purchased Shares are not subject to the terms of any shareholders agreement.

4.7	Securities Laws

The Corporation is an issuer: (i) that is not a reporting issuer or an investment fund; (ii) whose securities, other than non-convertible debt securities, (A) are subject to restrictions on transfer that are contained in its constating documents or security holders’ agreements, and (B) are beneficially owned directly or indirectly, by not more than 50 Persons, not including employees and former employees of the Corporation or its affiliates, provided that each Person is counted as one beneficial owner unless the Person is created or used solely to purchase or hold securities of the issuer in which case each beneficial owner or each beneficiary of the Person, as the case may be, must be counted as a separate beneficial owner, (iii) that has distributed securities only to Persons described in Section 2.4 of National Instrument 45 106 - Prospectus and Registration Exemptions. Assuming the accuracy of the representations and the warranties of the Purchaser in Section 5.7, the sale of the Purchased Shares constitutes a transaction exempt from the dealer registration and prospectus requirements under applicable Canadian securities Laws.

4.8	Capitalization

The authorized and issued share capital of the Corporation and each of the Subsidiaries is as set forth in Schedule 4.8. All of the Purchased Shares and all the shares of each of the Subsidiaries have been duly and validly issued and are outstanding as fully paid and non-assessable shares. No options, warrants or other rights to purchase shares or other securities of the Corporation or the Subsidiaries and no securities or obligations convertible into or exchangeable for shares or other securities of the Corporation or the Subsidiaries have been authorized or agreed to be issued or are outstanding, and in any case, such options, warrants or other rights, or convertible securities or obligations, will have been terminated or cancelled prior to Closing.

Note 6:	Contains Vendors’ confidential information that could be seriously prejudicial to their interests.

4.9	Due Authorization

Each of the Vendors who is a corporation has all necessary corporate power, authority and capacity to enter into this Agreement and each other agreement to be entered into under the terms of this Agreement and to carry out its obligations thereunder. The execution and delivery of this Agreement and of each other agreement to be entered into under the terms of this Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action of each of the Vendors who is a corporation.

4.10	Enforceability of Obligations

This Agreement constitutes, and each other agreement to be executed by each of the Vendors in connection with the Closing will constitute, a valid and binding obligation of each of the Vendors enforceable against it in accordance with its terms, subject, however, to limitations with regards to enforcement imposed by Law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

4.11	Absence of Conflicts

Except for the Restricted Rights which are listed on Schedule 4.11, neither the Corporation nor any of the Subsidiaries is a party to, bound or affected by or subject to any:

(a)	Contract;

(b)	charter or by-law of such entity; or

(c)	Laws or Governmental Authorizations;

that would be violated, breached by, or under which default would occur or an Encumbrance would be created, or in respect of which the obligations of the Corporation or any of the Subsidiaries will increase or the rights or entitlements of the Corporation or any of the Subsidiaries will decrease or any obligation on the part of the Corporation or any of the Subsidiaries to give notice to any Governmental Authority will arise, as a result of the execution and delivery of, or the performance of obligations under, this Agreement or any other agreement to be entered into under the terms of this Agreement. There has been no sale, assignment, subletting, licensing or granting of any rights in or other disposition of or in respect of any of the Corporation’s or any of the Subsidiaries’ assets or any granting of any Contract or right capable of becoming an agreement or option for the purchase, assignment, subletting, licensing or granting of any rights in or other disposition of any of such assets other than pursuant to the provisions of, or as disclosed in, this Agreement or pursuant to purchase orders accepted by the Corporation or any of the Subsidiaries in the ordinary course of business.

4.12	Regulatory Approvals

No approval, Order, consent of or filing with any Governmental Authority is required on the part of the Vendors, the Corporation or the Subsidiaries, in connection with the execution, delivery and performance of this Agreement or any other documents and agreements to be delivered under this Agreement or the performance of the Vendors’ obligations under this Agreement or any other documents and agreements to be delivered under this Agreement.

4.13	Financial Statements

The audited consolidated financial statements of the Corporation and of each of the Subsidiaries for the fiscal years ended Note 5 have been prepared in accordance with GAAP applied on a basis consistent with that of the preceding period and present fairly:

(a)	all of the assets, liabilities and financial position of the Corporation and the Subsidiaries on a consolidated basis as at Note 5, respectively; and

(b)	the sales, earnings, results of operation and changes in financial position of the Corporation and the Subsidiaries on a consolidated basis for the 12-month period ended Note 5

4.14	Monthly Financial Statements

(a)
The monthly financial statements of the Corporation and of each of the Subsidiaries for each month of the fiscal year ended Note 5 have been prepared on a basis consistent with that of the preceding period and present fairly:

(i)	all of the assets, liabilities and financial position of the Corporation and the Subsidiaries on a consolidated basis as at the end of each month; and

(ii)	the sales, earnings, results of operation and changes in financial position of the Corporation and the Subsidiaries on a consolidated basis for each month;

(b)	The monthly financial statements for the months of Note 5

4.15	Absence of Undisclosed Liabilities

Neither the Corporation nor any of the Subsidiaries has incurred any material liabilities or obligations (whether accrued, absolute, contingent or otherwise), which continue to be outstanding, except (a) as disclosed in the Financial Statements, (b) as disclosed on Schedule 4.15, or (c) as incurred in the ordinary course of business.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

4.16	Absence of Changes and Unusual Transactions

Except as disclosed in Schedule 4.16, since Note 5

(a)
there has not been any change in the financial condition, operations or prospects of the Corporation or any of the Subsidiaries other than changes in the ordinary course of business, which when taken as a whole has a Material Adverse Effect;

(b)
there has not been any damage, destruction, loss, virus or denial of service attack, Information Technology failure, labour dispute, organizing drive, application for certification or other event, development or condition of any character (whether or not covered by insurance) which when taken as a whole has a Material Adverse Effect;

(c)	there has not been any material change in the level or value of Inventories;

(d)
neither the Corporation nor any of the Subsidiaries has transferred, assigned, sold or otherwise disposed of any of the material assets shown or reflected in the Balance Sheet or cancelled any debts or entitlements except, in each case, in the ordinary course of business;

(e)
neither the Corporation nor any of the Subsidiaries has discharged or satisfied any Encumbrance, or paid any obligation or liability (fixed or contingent) other than liabilities included in the Balance Sheet and liabilities incurred since the date of the Balance Sheet in the ordinary course of business;

(f)
neither the Corporation nor any of the Subsidiaries has suffered any unusual or extraordinary loss, waived or omitted to take any action in respect of any rights, or entered into any commitment or transaction not in the ordinary course of business where such loss, rights, commitment or transaction is or would have a Material Adverse Effect in relation to the Corporation or the Subsidiaries when taken as a whole;

(g)
neither the Corporation nor any of the Subsidiaries has granted any bonuses, whether monetary or otherwise, or made any general wage or salary increases in respect of the Employees, changed the terms of employment for any Employee or entered into a written contract with any Employee or amended or promised to amend any Benefit Plan or Employment Contract;

(h)
neither the Corporation nor any of the Subsidiaries has hired or dismissed any senior employees or hired or dismissed more than Note 1, such employees being identified in Note 1, together with the reasons for dismissal in such cases;

Note 1:	Contains confidential employee related information along with Vendors’ confidential information.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

(i)
neither the Corporation nor any of the Subsidiaries has, directly or indirectly, engaged in any transaction, made any loan or entered into any arrangement with any officer, director, partner, shareholder, employee (whether current or former or retired), consultant, independent contractor or agent of the Corporation or any of the Subsidiaries;

(j)	neither the Corporation nor any of the Subsidiaries, except for Permitted Encumbrances, has created or permitted to exist any Encumbrance affecting any of its assets or property;

(k)	neither the Corporation nor any of the Subsidiaries has changed the manner of billing of, or the credit lines made available to any of its customers;

(l)
neither the Corporation nor any of the Subsidiaries, directly or indirectly, has declared or paid any dividends or declared or made any other payments or distributions on or in respect of any of its shares and has not, directly or indirectly, purchased or otherwise acquired any of its shares; and

(m)	neither the Corporation nor any of the Subsidiaries has authorized, agreed or otherwise become committed to do any of the foregoing.

4.17	Non-Arm’s Length Transactions

Other than as disclosed in Schedule 4.17, no current or former director or officer, shareholder or employee of, or any other Person not dealing at arm’s length with, the Corporation or any of the Subsidiaries or any of the Vendors is engaged in any arrangement with or is a party to a Contract with, or has an indebtedness, liability or obligation to, the Corporation or the Subsidiaries, except for employment arrangements with Employees, the terms of which are disclosed in Schedule  4.36.

No Affiliate of the Corporation or of the Subsidiaries (a) owns any property or right, tangible or intangible, which is used in the business of the Company or the Subsidiary, (b) has any claim or cause of action against the Corporation or the Subsidiaries, or (c) owes any money to, or is owed any money by, the Corporation or the Subsidiaries, other than (i) for payment of salaries for services rendered, (ii) reimbursement for customary and reasonable expenses incurred on behalf of the Corporation or the Subsidiaries in the ordinary course of business, and (iii) for other standard employee benefits available to the Employees generally.

4.18	No Joint Venture Interests or Strategic Alliances

Neither the Corporation nor any of the Subsidiaries is a party to a strategic alliance or co-operative agreement or is a partner, beneficiary, trustee, co-tenant, joint-venturer or otherwise a participant in any partnership, trust, joint venture, co-tenancy or similar jointly owned business undertaking and neither the Corporation nor any of the Subsidiaries has significant investment interests in any business owned or controlled by any third party.

4.19	Product Warranties

Schedule 4.19 is a complete list of all express, written warranties given to purchasers of products supplied by the Corporation or any of the Subsidiaries in connection with their business. The Books and Records accurately and correctly set out and disclose, in accordance with GAAP, the provisions with respect to the written warranties as at the date hereof.

4.20	Absence of Guarantees

Neither the Corporation nor any of the Subsidiaries has given or agreed to give, or is a party to or bound by, any guarantee, surety or indemnity in respect of indebtedness, or other obligations, of any Person, or any other commitment by which the Corporation or any of the Subsidiaries is, or is contingently, responsible for such indebtedness or other obligations.

4.21	Major Suppliers and Customers

Schedule 4.21 sets forth a comprehensive listing of each supplier of goods and services to, and each customer of, the Corporation and each of the Subsidiaries Notes 3 and 5, together with each supplier that is the sole supplier of any significant product or service to the Corporation or the Subsidiaries, the lack of which would reasonably be expected to result in a material liability or a material restriction on the operation of the business of the Corporation or the Subsidiaries. Since Notes 3 and 5, there has been no termination or modification or change in any material respect in the business relationship with any such supplier or customer. To the knowledge of the Corporation, no such supplier or customer has any intention to change its relationship or the terms upon which it conducts business with the Corporation or the Subsidiaries as a result of the transactions contemplated in this Agreement or otherwise.

The agreements entered into by the Corporation or any of the Subsidiaries for the sale of Inventories or the provision of services by the Corporation or any of the Subsidiaries have been entered into in the ordinary course of their business consistent with past practice. The agreements entered into by the Corporation or any of its Subsidiaries for the provision of services or goods to the Corporation or any of the Subsidiaries are for quantity, terms and quality reasonable with the level of their business and have been entered into in the ordinary course of their business.

4.22	Sufficiency of Assets

The Real Property Leases, Tangible Personal Property, Contracts, Accounts Receivable, Owned Intellectual Property, Licensed Intellectual Property and Unlicensed Intellectual Property, Governmental Authorizations and Inventories of the Corporation and the Subsidiaries are sufficient for the continued conduct of the Corporation’s and the Subsidiaries’ businesses as currently conducted as at the Closing.

Note 3:	Contains confidential information that could be seriously prejudicial to the interests of the EXFO Group.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

4.23	Title to Certain Assets

Except with respect to Owned Intellectual Property, Licensed Intellectual Property and Unlicensed Intellectual Property (which is dealt with in Section 4.32), and leased assets mentioned in Schedule 4.23 each of the Corporation and the Subsidiaries is the sole legal and beneficial and (where its interests are registrable) the sole registered owner of all of its assets, with good and valid title, free and clear of all Encumbrances, other than Permitted Encumbrances and Non-Permitted Encumbrances (which will be discharged prior to Closing).

4.24	Condition of Certain Assets

The Tangible Personal Property is in good condition, repair and (where applicable) proper working order, reasonable wear and tear excepted having regard to its use and age, subject to normal maintenance and repair.

4.25	Location of the Assets

All of the assets of the Corporation and the Subsidiaries are located on the Real Property except for the assets listed on Schedule 4.25 which are in transit to or from the Real Property.

4.26	Inventories

Inventories of finished goods are saleable and all other Inventories are merchantable or usable and all Inventories are in quantities usable or saleable in the ordinary course of business; subject to any unusable, obsolete or excess inventories which have been reserved for in the Books and Records. The Inventory levels have been maintained at the amounts required for the operations of the Corporation and the Subsidiaries as currently conducted based on past practice. The Inventories of finished goods conform in all material respects with their respective specifications and all published representations and warranties therefor.

4.27	Collectibility of Accounts Receivable

To the knowledge of the Corporation, the 10% of the Accounts Receivable not insured by Export Development Corporation are good and collectible at the aggregate recorded amounts within one hundred and eighty (180) days from the Closing Date, except to the extent of any reserves and allowances for doubtful accounts provided for such Accounts Receivable in the Books and Records, and are not subject to any defence, counterclaim or set off. The Accounts Receivable are insured as to ninety percent (90%) of their value by Export Development Canada.

4.28	Government Grants

There have been no grants or other forms of assistance received by the Corporation or any of the Subsidiaries from any Governmental Authority (collectively, the “Grants”) Notes 3 and 5, save and except scientific research and experimental development credits, and no Grants previously received may have to be reimbursed.

4.29	Business in Compliance with Law

Each of the Corporation and the Subsidiaries is currently conducting, and during the past Notes 3 and 5 has conducted, their respective businesses in compliance in all material respects with applicable Law (including rules and regulations thereunder) of any federal, provincial, state, local, municipal or foreign government, or any other Governmental Authorities in those jurisdiction the Laws of which are now applicable to the business or products of the Corporation on the Subsidiaries, except for violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to result in a Material Adverse Effect. Neither the Corporation nor the Subsidiaries has received any written notice or communication from any Governmental Authorities alleging non-compliance with any applicable Law, rule or regulation, except with respect to non-compliance that, individually or in the aggregate, has not had and would not reasonably be expected to result in a Material Adverse Effect. There are no, and there have not Notes 3 and 5 been any, adverse or negative past performance evaluations or ratings by any Governmental Authorities relating to the business or products of the Corporation or of the Subsidiaries which have been communicated to the Corporation or any of the Subsidiaries.

Note 3:	Contains confidential information that could be seriously prejudicial to the interests of the EXFO Group.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

4.30	Governmental Authorizations

Schedule 4.30 sets forth a complete list of the Governmental Authorizations required in the conduct of the Business as currently conducted and true and complete copies of such authorizations have been delivered or made available to the Purchaser. The Governmental Authorizations listed in Schedule 4.30 are all the authorizations required by the Corporation or the Subsidiaries to enable each of them to carry on its business in compliance with applicable Laws to the particular corporation in the Territories. Such Governmental Authorizations are in full force and effect in accordance with their terms, and to the knowledge of the Corporation no event has occurred which is a violation of any such Governmental Authorization or has given rise to an obligation on the part of the Corporation or the Subsidiaries to undertake or bear any material cost. The Corporations has not received notice of any proceedings which are pending or, to the knowledge of the Corporation, threatened, of the revocation or limitation of any Governmental Authorization currently in effect or its renewal. Furthermore, i) neither the Corporation nor the Subsidiaries knowledge, any third party manufacturer of the Customer Offerings of the Corporation or the Subsidiaries, is in receipt of notice of, or is known by the Corporation to be subject to any written, adverse inspection, finding of deficiency, finding of non-compliance, regulatory or warning letter, safety alert, mandatory or voluntary recall, investigation, penalty for corrective or remedial action or other compliance or enforcement action, in each case relating to the Customer Offerings of the Corporation or the Subsidiaries or to the facilities in which such Customer Offerings are developed, manufactured, assembled, packaged or handled, by any applicable Governmental Authorities. There are no pending, or to the Corporation’s knowledge, threatened civil, criminal or administrative actions, suits, demands, claims, hearings, investigations, demand letters, proceedings, complaints or requests for information by any Governmental Authorities related to the Corporation or the Subsidiaries or related to their Customer Offerings or, to the knowledge of the Corporation, any third party manufacturer, in each case relating to the Customer Offerings or to the facilities in which such products are developed, manufactured, assembled, packaged or handled which would have a Material Adverse Effect. There is no act, omission, event, or circumstance of which the Corporation has knowledge that would reasonably be expected to give rise to any such action, suit, demand, claim, hearing, investigation, demand letter, proceeding, complaint, or request for information or any such liability; ii) neither the Corporation nor the Subsidiaries has made any false statements on, or omissions from, any applications, approvals, reports and other submissions to any applicable Governmental Authorities or in or from any other records and documentation prepared or maintained to comply with the requirements of any Governmental Authorities relating to the Customer Offerings of the Corporation or the Subsidiaries. There has not been any material violation of any Law or regulation by the Corporation or the Subsidiaries in their prior product development efforts, submissions or reports to any Governmental Authorities that would reasonably be expected to require investigation, corrective action or enforcement action; iii) except as set forth in Schedule 4.30, neither the Corporation nor the Subsidiaries has received any written notice pertaining to the Customer Offerings of the Corporation or the Subsidiaries that has resulted or is likely, either individually or in the aggregate, to result in a material claim, demand, complaint or proceeding; iv) the Corporation and the Subsidiaries have completed and timely filed annual or other reports required by applicable Governmental Authorities in order to maintain the Product Registrations and compliance with all Laws and regulations in all material respects.

4.31	Restrictive Covenants

Other than disclosed in Schedule 4.31, neither the Corporation nor any of the Subsidiaries is a party to or bound or affected by any Contract:

(a)
limiting the freedom of the Corporation or the Subsidiaries to carry on business as currently conducted or compete in any line of business or any geographic area, acquire goods or services from any supplier, establish the prices at which it may sell any goods or services, sell goods or services to any customer or potential customer, or transfer or move any of its assets or operations; or

(b)	which has a Material Adverse Effect.

4.32	Intellectual Property

(a)
Schedule 4.32 sets forth a complete list and a brief description of all Intellectual Property Registrations, or for which applications for registration have been filed, by or on behalf of the Corporation or any of the Subsidiaries, alone or jointly with others (collectively the “Vendors IP Registrations”) in each case, enumerating specifically the applicable filing or registration number, title, jurisdiction in which filing was made or from which registration issued, date of filing or issuance, and names all listed inventor(s) or author(s) and current applicant(s) and registered owners(s), as applicable.

(b)	Schedule 4.32 sets forth a complete list and a brief description of all Owned Intellectual Property which has not been registered, or for which is non-registrable, non-patentable or non-copyrightable.

(c)
Schedule 4.32 sets forth a complete list and brief description of all Contracts and Encumbrances relating to any of the Owned Intellectual Property and all Contracts relating to the Licensed Intellectual Property, identifying exclusive and non-exclusive Licensed Intellectual Property and the term. Such Contracts are in full force and effect and no default exists on the part of the Corporation or any of the Subsidiaries in any material respect or, to the knowledge of the Corporation, on the part of the other parties thereto. Furthermore, Schedule 4.32 sets forth a complete list of i) all the Corporation’s and Subsidiaries’ distributors, joint ventures, partners, sales agents, representatives or any other persons, including VARs, OEMs or resellers, who have rights to market, distribute or license the Customer Offerings, including the Software, in any geographic, product or customer market; ii) all the license, maintenance or support agreements, development contracts and all agreements, whether written or oral between the Company and customers in respect of the Software (collectively, the “Software Contracts”). Except as disclosed in Schedule 4.32, all customers under the Software Contracts have been granted non-transferable, non-exclusive, single-site licenses to use only object code versions of the Software.

(d)
Schedule 4.32 sets forth a complete list and brief description of the Unlicensed Intellectual Property. Each of the Corporation and the Subsidiaries is using or holding the Unlicensed Intellectual Property with the consent of the owner of such Unlicensed Intellectual Property, all of which such consents are in full force and effect and no default exists in any material respect on the part of the Corporation or of the Subsidiaries or, to the knowledge of the Corporation, on the part of any of the other parties thereto. Furthermore, Schedule 4.32 identifies each material written license, covenant or other agreement (other than confidentiality agreements and materials transfer agreements entered into in the ordinary course of business) pursuant to which the Corporation or the Subsidiaries has assigned, transferred, licensed, distributed or otherwise granted any right or access to any Person, or covenanted not to assert any right, with respect to any past, existing or future Owned Intellectual Property for the past three (3) years. Except as described in Schedule 4.32, neither the Corporation nor the Subsidiaries has agreed to indemnify any Person against any infringement, violation or misappropriation of any Intellectual Property rights with respect to any Customer Offerings or any third party Intellectual Property rights. Except as set forth in Schedule 4.32, neither the Corporation nor the Subsidiaries is a member of or party to any patent pool, industry standards body, trade association or other organization pursuant to the rules of which it is obligated to license any existing or future Owned Intellectual Property to any Person.

(e)	Except as disclosed in Schedule 4.32:

(i)
all assignments of Vendors IP Registrations to the Corporation or the Subsidiaries have been properly executed and recorded, all issued patents in the Patent Rights and Trademarks are in good standing, there are no material defects of form in the preparation of the applications or the filings of the Patent Rights and the Trademarks, the pending applications for the registrations of the Patent Rights and Trademarks are being diligently prosecuted, all issuance, renewal, maintenance and other payments that are or have become due with respect to the Vendors IP Registrations have been timely paid by or on behalf of the Corporation or the Subsidiaries, and there are no Security Interests or restrictions on the Vendors IP Registrations;

(ii)
all of the Vendors IP Registrations are in full force and effect and has not been used or enforced or failed to be used or enforced by the Corporation in a manner that would result in its abandonment, cancellation or unenforceability; and

(iii)	all the Vendors IP Registrations are valid and enforceable.

(f)	Except as disclosed in Schedule 4.32:

(i)
there are no Claims by the Corporation or any of the Subsidiaries relating to breaches, violations, infringements or interferences with any of the Owned Intellectual Property or Licensed Intellectual Property or to its applications or registrations by any other Person and the Corporation does not have any knowledge of any facts upon which such a Claim could be based. Furthermore, to the knowledge of the Corporation, none of the Customer Offerings, or any activity of the Corporation or the Subsidiaries, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any third party. No written complaint, claim, allegation, notice, or threat of any of the foregoing was received by the Corporation or the Subsidiaries in the past three (3) years ; and

(ii)
to the knowledge of the Corporation, no other Person (including, without limitation, any current or former employee or consultant of Corporation or the Subsidiaries) is using any of the Owned Intellectual Property or Licensed Intellectual Property so as to breach, violate, infringe, misappropriate or interfere with the rights of the Corporation or any of the Subsidiaries.

(g)	Except as disclosed in Schedule 4.32:

(i)
there are no Claims in progress or pending or to the knowledge of the Corporation threatened against the Corporation or any of the Subsidiaries relating to the Owned Intellectual Property, Licensed Intellectual Property or Unlicensed Intellectual Property and neither the Corporation nor the Subsidiaries has received written notice of any pending or threatened inventorship challenges, ownership challenges, invalidity, opposition or nullity proceedings or interferences with respect to any applications or registrations of the Vendors IP Registrations. The Corporation has no knowledge of any information that would preclude it from having clear title to the Vendors IP Registrations. The Corporation has no knowledge of any information that would affect the validity or enforceability of any issued Patent Rights or Trademarks included in the Vendors IP Registrations;

(ii)
to the knowledge of the Corporation, the carrying on of the Corporation’s and of the Subsidiaries’ business and the use, possession, reproduction, distribution, sale, licensing, sublicensing or other dealings involving any of the Customer Offerings, does not breach, violate, infringe or interfere with any rights of any other Person;

(iii)
either the Corporation or the Subsidiaries, as the case may be, is the sole and exclusive owner of all Owned Intellectual Property, free and clear of any Encumbrances and all joint owners and encumbrances of the Corporation’s Owned Intellectual Property are listed in Schedule 4.32. To the knowledge of the Corporation, the Corporation’s Owned Intellectual Property and Licensed Intellectual Property constitutes all Intellectual Property necessary (i) to exploit the Customer Offerings in the manner so done currently and presently proposed to be done by the Corporation and the Subsidiaries, (ii) to use the Internal Systems as they are currently used and presently proposed to be used by the Corporation and the Subsidiaries, and (iii) otherwise to conduct the Corporation's business in all material respects in the manner currently conducted and presently proposed to be conducted by the Corporation and the Subsidiaries. All Internal Systems that are material to the business of the Corporation or the Subsidiaries are listed and described in Schedule 4.32.

(h)
The Corporation and the Subsidiaries have taken reasonable measures in accordance with industry practice to protect the proprietary nature of each item of the Owned Intellectual Property and Licensed Intellectual Property, and to maintain in confidence all trade secrets and confidential information comprising a part thereof. The Corporation and the Subsidiaries has complied in all material respects with all applicable contractual and legal requirements pertaining to information privacy and security. No complaint, within the past three (3) years, relating to an improper use or disclosure of, or a breach in the security of, any confidential information has been made in writing or, to the knowledge of the Corporation, threatened against the Corporation or the Subsidiaries. To the knowledge of the Corporation, there has been no: (i) unauthorized disclosure of any material third party proprietary or confidential information in the possession, custody or control of the Corporation or the Subsidiaries and no collection, use or disclosure of any such information in breach of any privacy laws; or (ii) material breach of the security procedures of the Corporation and the Subsidiaries wherein confidential information has been disclosed to a third person. Schedule 4.32 identifies (i) each item of the Licensed Intellectual Property and the license or agreement pursuant to which the Corporation or the Subsidiaries exploits such Licensed Intellectual Property, other than information and materials obtained under confidentiality agreements, and (ii) each agreement, contract, assignment or other instrument pursuant to which the Corporation or the Subsidiaries has obtained any joint or sole ownership interest in or to each item of Owned Intellectual Property. No third party intellectual property including inventions, methods, services, materials, processes or software are included in or required to exploit the Customer Offerings, except as specifically set forth in Schedule 4.32.

(i)
Schedule 4.32 contains a true and complete list of the Corporation and the Subsidiaries’ Software programs, products and services. The Software and programs, products and services of the Corporation and the Subsidiaries, including the Documentation, were written or developed only by the individuals (the “Developers”) listed in Schedule 4.32 other than minor components of the Software which, in the aggregate, do not comprise more than five percent (5%) of the Corporation and the Subsidiaries Source Code of the current version of any individual Software included in the Customer Offerings or other confidential information constituting, embodied in or pertaining to such Software (“Corporation Source Code”).

(j)
Neither the Corporation or the Subsidiaries has licensed, distributed or disclosed, and to the knowledge of the Corporation or the Subsidiaries, is not aware of any distribution or disclosure by others (including its employees and contractors) of, the Corporation Source Code for any Software included in the Customer Offerings to any Person, except pursuant to the agreements listed in Schedule 4.32, and the Corporation and the Subsidiaries have taken reasonable physical and electronic security measures in accordance with industry practice to prevent disclosure of such Corporation Source Code. Schedule 4.32 identifies (i) a true and complete list of agreements pursuant to which the Corporation Source Code to the Software has been: (i) escrowed with any third party, and, (ii) delivered to a third party for any purposes whatsoever, including testing. No event has occurred, and no circumstance or condition exists, that will, or would reasonably be expected to, nor will the consummation of the transaction contemplated hereby, result in the disclosure or release of such Corporation Source Code by the Corporation, the Subsidiaries or escrow agent(s) or any other person to any third party.

(k)
Except as set forth in Schedule 4.32, all of the Software and Documentation comprising, incorporated in or bundled with the Customer Offerings have been designed, authored, tested and debugged by regular Employees within the scope of their employment or by independent contractors of the Corporation or the Subsidiaries who, in each case, have executed valid and binding written agreements expressly assigning to the Corporation all right, title and interest in the Intellectual Property arising or related to their contribution or participation in the conception or development of the Software and Documentation and have waived, in writing, their non-assignable rights (including moral rights) in favor of the Corporation or the Subsidiaries and its permitted assigns and licensees, and have no residual claim to such materials.

(l)
Schedule 4.32 lists all Open Source Materials that the Corporation or the Subsidiaries have used in any way in the exploitation of Customer Offerings and describes the manner in which such Open Source Materials have been used, including, without limitation, whether and how the Open Source Materials have been modified and/or distributed by the Corporation or the Subsidiaries. Except as specifically disclosed in Schedule 4.32, the Corporation and the Subsidiaries have not (i) incorporated Open Source Materials into, or combined Open Source Materials with, the Customer Offerings; (ii) distributed Open Source Materials in conjunction with any other Software developed or distributed by the Corporation; or (iii) used Open Source Materials that create, or purport to create, obligations for the Corporation or the Subsidiaries with respect to the Customer Offerings or grant, or purport to grant, to any third party, any rights or immunities under Intellectual Property rights (including, but not limited to, using any Open Source Materials that require, as a condition of exploitation of such Open Source Materials, that other Software incorporated into, derived from or distributed with such Open Source Materials be (a) disclosed or distributed in source code form, (b) licensed for the purpose of making derivative works, or (c) redistributable at no charge or minimal charge.

(m)
Each Employee and each independent contractor of the Corporation or the Subsidiaries has executed a written agreement expressly assigning to the Corporation or the Subsidiaries all right, title and interest in any Intellectual Property related to the Customer Offerings, inventions, whether or not patentable, and works of authorship, invented, created, developed, conceived and/or reduced to practice during the term of such Employee's employment or such independent contractor's work for the Corporation or the Subsidiaries, and has waived all moral rights in respect of Copyrights to the extent legally permissible, except as set forth in Schedule 4.32.

(n)
The Customer Offerings are free from significant defects in design, workmanship and materials and conform in all material respects to the written Documentation and specifications therein. The Corporation and the Subsidiaries have not received any warranty claims during the past twelve months which do not form part of the warranty reserve reflected on the relevant Financial Statements for the applicable period, contractual terminations or requests for settlement or refund due to the failure of the Customer Offerings to meet their specifications or otherwise to satisfy end user needs or for harm or damage to any third party except as set forth in Schedule 4.32.

(o)
The Corporation and the Subsidiaries have neither sought, applied for nor received any support, funding, resources or assistance from any federal, state, provincial, local or foreign government or Governmental Authorities or quasi-governmental agency or funding source in connection with the exploitation of the Customer Offerings, the Internal Systems or any facilities or equipment used in connection therewith. To the knowledge of the Corporation, no third party, including any academic or governmental organization, possesses rights to the Owned Intellectual Property.

(p)
All royalties or other payments set forth in Schedule 4.32 that have accrued prior to the Closing Date with respect to any period prior to the Closing Date, have been disclosed in the Closing Date Financial Statement or paid. The Corporation and the Subsidiaries will not owe any such royalties or any additional payments as a result of the execution of this Agreement.

4.33	Owned Real Property

The Corporation and the Subsidiaries do not own or have any interest as legal and beneficial owner of any Owned Real Property.

4.34	Leased Real Property

(a)
Schedule 4.34 sets forth a complete list of the Leased Real Property and details for each Leased Real Property including: (i) municipal address, (ii) legal description, (iii) area of premises, (iv) a description of all relevant documents (including amendments, extension notices, registered notices, non-disturbance agreements) including details of parties thereto and dates of documents in the possession or control of the Corporation, and (v) details of annual rent payable, applicable discounts or premiums associated therewith, current terms, renewal rights and security deposits or prepaid rent.

(b)
Except as disclosed in Schedule 4.34, the Real Property Leases have not been altered or amended and are in full force and effect. There are no Contracts between the landlord and tenant, or sub-landlord and subtenant, or other relevant parties relating to the use and occupation of the Leased Real Property, other than as contained in the Real Property Leases.

(c)
The Corporation or the applicable Subsidiary which is a tenant under the relevant Real Property Lease has not received notice of any, or has any knowledge of outstanding defaults under the Real Property Leases on the part of the Corporation or of the Subsidiaries or, to the knowledge of the Corporation, on the part of any other party to such Real Property Leases.

(d)	All interest held by the Corporation or any of the Subsidiaries as lessee or occupant under the Real Property Leases are free and clear of all Encumbrances.

(e)	Neither the Corporation nor any of the Subsidiaries has an option, right of first refusal or other right relating to the Leased Real Property, other than as set out in the Real Property Leases.

(f)	Neither the Corporation nor any of the Subsidiaries has in the past three (3) years waived, or omitted to take any action in respect of any material rights under any of the Real Property Leases.

(g)
The Corporation or the applicable Subsidiary, has a good and valid leasehold interest in and to the Leased Real Property of which it is a tenant, free and clear of all Encumbrances other than Permitted Encumbrances.

4.35	Environmental Matters

Except as disclosed in Schedule 4.35:

(a)
All Environmental Approvals required by the Corporation or the Subsidiaries under Environmental Laws have been obtained, are valid and in full force and effect, have been and are being complied with, and there have been and are no applications made or proceedings commenced or threatened to revoke, suspend, amend or alter any Environmental Approval. Schedule 4.35 sets forth a complete list of such Environmental Approvals and true and complete copies of all such approvals have been delivered or made available to the Purchaser. Neither the Corporation nor any of the Subsidiaries has received any notice of any intention to revoke, suspend, amend or alter any Environmental Approval and there are no circumstances which exist which could result in the revocation, suspension, amendment or alteration of any Environmental Approval.

(b)
The Corporation and the Subsidiaries and all their operations have been and are now, in compliance with all Environmental Laws, including operations conducted in or on the Real Property by the Corporation or the Subsidiaries. Neither the Corporation nor any of the Subsidiaries has received any notice of any alleged violation of such Laws. Any Release by the Corporation or any of the Subsidiaries of any Materials of Environmental Concern into the Environment complied and complies with all applicable Environmental Laws.

(c)
None of the Corporation, the Subsidiaries or any of their respective operations or any Real Property has been or is now the subject of any Environmental Order, nor does the Corporation have any knowledge of any inspection, assessment, investigation or evaluation commenced or threatened as to whether any such Environmental Order is necessary nor has any threat of any such Environmental Order been made. Neither the Corporation nor any of the Subsidiaries has received any notice of any Environmental Order or any notice of intention to issue an Environmental Order nor are there any circumstances which could reasonably be expected to result in the issuance of any such Environmental Order.

(d)
Neither the Corporation nor any of the Subsidiaries is currently being prosecuted for or has been prosecuted for or convicted of any offence under any Environmental Law, nor has the Corporation or any of the Subsidiaries been found liable in any proceeding or been required by any Environmental Order to pay any fine, penalty, damages, costs, expenses, amount or judgment to any Person as a result of any Release or threatened Release or as a result of the breach or contravention of any Environmental Law, and to the knowledge of the Corporation there is no basis for any such proceeding or action. Neither the Corporation nor any of the Subsidiaries has received any Claim, summons or charge or any notice of any violation or Claim under or alleging any contravention of any Environmental Law or any notice of any intention to issue any Claim, summons, charge or notice of violation or contravention of any Environmental Law.

(e)
No part of the Real Property used or occupied by or under the charge, management or control of the Corporation or of any of the Subsidiaries has ever been used by the Corporation or the Subsidiaries as a landfill or for the disposal or deposit of waste.

(f)
True and complete copies of all material environmental data and studies (including the results of any environmental audit assessment or environmental management system) relating to the Corporation and the Subsidiaries which are in their possession have been delivered or made available to the Purchaser.

(g)
To the knowledge of the Corporation, there are no Materials of Environmental Concern present in, on, at or under any of the Real Property currently or previously used or occupied by or under the charge, management or control of the Corporation or of any of the Subsidiaries (including underlying soils and substrata, vegetation, surface water and groundwater) at concentrations or in amounts which could reasonably be expected to result in or form the basis for the issuance of an Environmental Order or which exceed decommissioning or remediation standards under any applicable Environmental Laws or standards published or administered by Governmental Authorities. To the knowledge of the Corporation, no asbestos or asbestos containing materials or polychlorinated biphenyls (PCBs) or equipment, waste or other materials containing polychlorinated biphenyls (PCBs) are used, stored or otherwise present in, on or at any of the assets of the Corporation or of any of the Subsidiaries.

(h)
The Corporation has not received notice of any restriction on the use of any Real Property or any part of the Real Property or on the operation or scope of the operations of the Corporation or of any of the Subsidiaries (except as may be apparent in any Environmental Approval) imposed pursuant to any Environmental Law, including any Environmental Order.

(i)	To the knowledge of the Corporation, there are no aboveground or underground storage tanks on the Real Property.

(j)
The Corporation has no knowledge of any Materials of Environmental Concern originating from any neighbouring or adjoining properties which has migrated onto, into, through or under or is migrating towards any of the Real Property used or occupied by the Corporation or of any of the Subsidiaries.

(k)
The Corporation has no knowledge of any Materials of Environmental Concern originating from any of the Real Property or any other assets of the Corporation or of any of the Subsidiaries which has migrated onto, into, through or under or is migrating towards any other property.

(l)	Neither the Corporation nor any of the Subsidiaries has assumed, or otherwise acquired, the liability of any Person for matters pertaining to the Environment.

4.36	Employment Matters

(a)
Schedule 4.36 sets forth a complete and accurate list of the Employees, by employee number, together with their compensation, title, length of service, benefits and entitlements and other terms of employment. Schedule 4.36 also lists, by employee number, Employees on inactive status, including lay-off, short-term disability leave, long-term disability leave, pregnancy and parental leave or other extended absences, or receiving benefits pursuant to workers’ compensation legislation, and specifies the last date of active employment, the reason for the absence and the expected date of return of each such Employee.

(b)
Current and complete copies of all Employment Contracts or, where oral, written summaries of the terms thereof, have been delivered or made available to the Purchaser. Except for those Employment Contracts listed in Schedule 4.36, there are no Employment Contracts which are not terminable on the giving of reasonable notice in accordance with applicable Law, nor are there any Employment Contracts providing for cash, other compensation, benefits, acceleration of rights or contingent rights on Closing. Except as set forth in Schedule 4.36, each current or past Employee has entered into a confidentiality and assignment of inventions agreement with the Corporation or the Subsidiaries, a copy or form of which has previously been delivered to Purchaser. Schedule 4.36 contains a list of all current and former Employees who are a party to a non-competition or non-solicitation agreement (that is by such agreement’s terms is still in effect) with the Corporation or the Subsidiaries; copies of such agreements have previously been delivered to the Purchaser. All of the agreements referenced in the two preceding sentences will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing. Schedule 4.36 contains a list of all Employees who work at a facility located in Canada or the United States and who are not respectively citizens of Canada or the United States as the case may be. To the knowledge of the Corporation, no key Employee or group of Employees has any current plans to terminate employment with the Corporation or the Subsidiaries. Except as set forth in Schedule 4.36 or as required under applicable law, no Employee has any agreement as to length of notice, severance or termination payment required to terminate his employment.

(c)
There are no Claims, pending Claims nor, to the knowledge of the Corporation, threatened Claims pursuant to any Laws relating to the Employees or former employees, including employment standards, human rights, labour relations, occupational health and safety, workplace safety and insurance or pay equity. Except as set out on Schedule 4.36, there are no outstanding decisions, Orders or settlements or pending settlements which place any obligation upon the Corporation or any of the Subsidiaries to do or refrain from doing any act.

(d)
All current assessments under workplace safety and insurance legislation in relation to the Corporation or each of the Subsidiaries and all of their respective contractors and subcontractors have been paid or accrued. Neither the Corporation nor any of the Subsidiaries has been or is subject to any additional or penalty assessment under such legislation which has not been paid or has been given notice of any audit. Moreover, the accident cost experience of each of the Corporation and the Subsidiaries is such that there are no pending nor, to the knowledge of the Corporation, threatened assessments, experience rating charges or Claims which could adversely affect the premium payments of each of the Corporation and the Subsidiaries or their accident cost experience or result in any additional payments in connection with the Corporation or any of the Subsidiaries.

(e)
The Vendors have made available to the Purchaser for review all inspection reports, workplace audits or written equivalent, made under any Occupational Health and Safety Law which relate to the Corporation or the Subsidiaries. There are no outstanding inspection Orders or written equivalent made under any Occupational Health and Safety Law which relate to the Corporation or the Subsidiaries. There have been no fatal or critical accidents in the last three years. The Company and the Subsidiaries have complied in all respects with any Orders issued under any Occupational Health and Safety Law. There are no appeals of any Orders under any Occupational Health and Safety Law against the Corporation or any of the Subsidiaries which are currently outstanding.

(f)
Each of the Corporation and the Subsidiaries: (i) is in compliance in all material respects with all applicable Laws, rules and regulations in the Territories where the Corporation or Subsidiaries has Employees situate therein respecting employment, employment practices, immigration, terms and conditions of employment, wages and hours, and worker classification (including the proper classification of Employees as exempt employees and non-exempt employees under the applicable Laws) in each case, with respect to Employees; (ii) has withheld and reported all amounts required by Law in the Territories where the Corporation or Subsidiaries has Employees situate therein or by agreement to be withheld and reported with respect to the wages, salaries and other payments to Employees, (iii) has made all applicable contributions and paid other levies due in respect of the Employees in respect of their employment required under applicable Law in the Territories where the Corporation or Subsidiaries has Employees situate therein; (iv) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (v) is not liable for any payment to any trust or other fund or to any Governmental Authorities or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). All independent contractors providing services to the Corporation or the Subsidiaries have been properly classified as independent contractors for purposes of applicable Law. There are no pending or, to the knowledge of the Corporation, any threatened claims or actions against the Corporation or the Subsidiaries under any worker's compensation policy or long-term disability policy with respect to any employees.

(g)
There are no outstanding assessments, penalties, fines, liens, charges, surcharges or other amounts due or owing pursuant to any workplace safety and insurance legislation and the Corporation and each of the Subsidiaries have not been reassessed in any material respect under such legislation during the past three (3) years and, to the knowledge of the Corporation, no audit of the Corporation or the Subsidiaries is currently being performed pursuant to applicable workplace safety and insurance legislation.

4.37	Collective Agreements

(a)
There are no unions or employee associations, whether certified or voluntarily recognized, that represent the Employees. The Corporation and the Subsidiaries have not made any Collective Agreement with any labour union or employee association nor made commitments to or conducted negotiations with any labour union or employee association with respect to any future Collective Agreements. The Vendors are not aware of any current attempts or any attempts in the last three (3) years, to organize or establish any labour union or employee association with respect to any Employees. To the knowledge of the Corporation, there are no pending unfair labour practice complaints involving any Employee, nor any related or successor employer’s applications or proceedings involving the Corporation or the Subsidiaries, nor have there been for the past three (3) years.

(b)
There are no outstanding or, to the knowledge of the Corporation, threatened unfair labour practices, complaints or applications relating to any Union, including any proceedings which could result in certification of a Union as bargaining agent for any Employees or any Persons providing on site services in respect of the Corporation or of any of the Subsidiaries and there have not been any such proceedings within the last five years.

(c)
There is no strike, work stoppage, slow-down, lock out or other labour dispute occurring or, to the knowledge of the Corporation, threatened affecting the Corporation or any of the Subsidiaries. To the knowledge of the Corporation, there are no events or circumstances that could reasonably be expected to result in a strike, work stoppage, slow-down, lock out or other labour dispute affecting the Corporation or any of the Subsidiaries.

(d)
Except as disclosed in Schedule 4.37, neither the Corporation nor any of the Subsidiaries has any grievances or pending arbitration cases outstanding nor, to the knowledge of the Corporation, are there any threatened grievances or arbitration cases relating to the Corporation or any of the Subsidiaries. To the knowledge of the Corporation, neither the Corporation nor any of the Subsidiaries has any labour relations problems that could reasonably be expected to adversely affect the value of the Corporation or of any of the Subsidiaries or lead to an interruption of their respective operations.

(e)
Neither the Corporation nor any of the Subsidiaries has engaged in any unfair labour practices and, during the past five years, there has not been any strike, lock-out, work stoppage, or other material labour dispute involving the Corporation or any of the Subsidiaries. Neither the Corporation nor any of the Subsidiaries has engaged in any plant closing or employee lay-off activities within the past five years that would violate or in any way subject the Corporation or any of the Subsidiaries to the group termination or lay-off requirements of any applicable employment standards legislation.

4.38	Pension and Other Benefit Plans

(a)	Schedule 4.38 sets forth a complete list of the Benefit Plans.

(b)	No Pension Plan has been put in place, is maintained or is administered by the Corporation or any of the Subsidiaries.

(c)
Current and complete copies of all written Benefit Plans as amended to date or, where oral, written summaries of the terms thereof, and all booklets and communications concerning the Benefit Plans which have been provided to persons entitled to benefits under the Benefit Plans have been delivered or made available to the Purchaser together with copies of all material documents relating to the Benefit Plans, including, as applicable, all insurance contracts and policies, investment management agreements, benefit administration contracts, and any financial administration contracts.

(d)
Each Benefit Plan is, and has been, established, amended and administered in compliance with the terms of such Benefit Plan (including the terms of any documents in respect of such Benefit Plan), and all applicable Laws required in the Territories.

(e)
Except as disclosed, the Corporation and the Subsidiaries have no formal plan and have made no promise or commitment, whether legally binding or not, to create any additional Benefit Plan or to improve or change the benefits provided under any Benefit Plan.

(f)	All premiums required to be remitted, paid to or in respect of each Benefit Plan have been paid or remitted in a timely fashion in accordance with its terms and all Laws.

(g)
All Employee data necessary to administer each Benefit Plan is in the possession of the Corporation or the Subsidiaries or their agents and is in a form which is sufficient for the proper administration of the Benefit Plan in accordance with its terms and to the knowledge of the Corporation such data is complete and correct.

(h)
Except as disclosed in Schedule 4.38, none of the Benefit Plans provide benefits beyond retirement or other termination of service to Employees or former employees or to the beneficiaries or dependants of such employees and where there are such Benefit Plans disclosed in Schedule 4.38, each such Benefit Plan may be amended or terminated at any time without incurring any liability thereunder other than in respect of Claims incurred prior to such amendment or termination.

(i)
None of the Benefit Plans, or any insurance contract relating thereto, require or permit a retroactive increase in premiums or payments, or require additional premiums or payments on termination of the Benefit Plan or any insurance contract relating thereto.

4.39	Personal Information

Except as disclosed in Schedule 4.39, all required consents to the collection, use or disclosure of Personal Information in connection with the conduct of the Corporation’s and Subsidiaries’ businesses (including disclosure to Affiliates of the Corporation or of any of the Subsidiaries) have been obtained.

4.40	Insurance

Each of the Corporation and the Subsidiaries maintains such policies of insurance, issued by responsible insurers, as are appropriate to its operations, property and assets, in such amounts and against such risks to its knowledge as are customarily carried and insured against by owners of comparable businesses, properties and assets. All such policies of insurance are in full force and effect as against the Corporation and its Subsidiaries and neither the Corporation nor any of the Subsidiaries has received notice of any or is in default, as to the payment of premiums or otherwise, under the terms of any such policy. Schedule 4.40 sets forth (i) a complete list of all policies of insurance which the Corporation or any of the Subsidiaries maintains and the particulars of such policies, including the name of the insurer, the risk insured against, the amount of coverage and the amount of any deductible and a summary of all claims under each such policy for the past five years; (ii) details of any self-insurance arrangements by or affecting the Corporation and the Subsidiaries, including any reserves established thereunder; and (iii) details of any insurance coverage provided to third parties and details of the policies under which such coverage is provided.

4.41	Contracts

Schedule 4.41 sets forth a complete list of the Contracts. The Contracts listed in Schedule 4.41 are all in full force and effect, without amendments, and the Corporation has not received notice of, nor are there any outstanding defaults under any such Contract on the part of the Corporation or of any of the Subsidiaries or, to the knowledge of the Corporation, on the part of any other party to such Contracts.

4.42	Litigation

Except as disclosed in Schedule 4.42 the Corporation has not received notice of any Claims, investigations or other proceedings, including appeals and applications for review, in progress, or, to the knowledge of the Corporation, pending or threatened against or relating to the Corporation or the Subsidiaries before any Governmental Authority, and the Corporation has no knowledge of any existing ground on which any such action, suit, litigation or proceeding might be commenced with any reasonable likelihood of success. Except as disclosed in Schedule 4.42, there is no judgment, decree, injunction, rule or Order of any Governmental Authority or arbitrator outstanding against the Corporation or any of the Subsidiaries. Neither the Corporation nor any of the Subsidiaries has undergone during the last three (3) years, or is currently undergoing, any audit, review, inspection, investigation, survey or examination of records by a Governmental Authority relating to the business of the Corporation or any of the Subsidiaries.

4.43	Tax Matters

Except as specifically disclosed in Schedule 4.43,

(a)
Each of the Corporation and the Subsidiaries has duly and timely made or prepared all Tax Returns required to be made or prepared by it, has duly and timely filed all Tax Returns required to be filed by it with the appropriate Governmental Authority in the Territories and has duly, completely and correctly reported all income and all other amounts and information required to be reported thereon, Notes 3 and 5

(b)
Each of the Corporation and the Subsidiaries has duly and timely paid all Taxes, including all instalments on account of Taxes for the current year, that are due and payable under applicable Law in the Territories. Provision has been made on the Balance Sheet for amounts at least equal to the amount of all Taxes owing by any one of them that were not yet due and payable by the date of the Balance Sheet and that relate to periods ending on or prior to the date of the Balance Sheet.

(c)
Neither the Corporation nor any of the Subsidiaries has requested, offered to enter into or entered into any agreement or other arrangement, or executed any waiver, providing for any extension of time within which (i) to file any Tax Return covering any Taxes for which the Corporation or any of the Subsidiaries is or may be liable; (ii) to file any elections, designations or similar filings relating to Taxes for which the Corporation or the Subsidiaries is liable; or (iii) the Corporation or any of the Subsidiaries is required to pay or remit any Taxes or amounts on account of Taxes; or (iv) any Governmental Authority may assess or collect Taxes for which the Corporation or any of the Subsidiaries is or may be liable.

(d)
Other than those agreements and arrangements described in Section 4.43(c), neither the Corporation nor any of the Subsidiaries has made, prepared and/or filed any elections, designations or similar filings relating to Taxes or entered into any agreement or other arrangement in respect of Taxes or Tax Returns that has effect for any period ending after the Closing Date.

(e)
All income, sales (including goods and services, harmonized sales and provincial or territorial sales, US sales and use tax, value added tax and any similar taxes in any territory where the Corporation and/or any Subsidiary operates) and capital tax liabilities of each of the Corporation and the Subsidiaries have been assessed by the relevant Governmental Authorities and notices of assessment have been issued to each such entity by the relevant Governmental Authorities for all taxation years Notes 3 and 5

Note 3:	Contains confidential information that could be seriously prejudicial to the interests of the EXFO Group.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

(f)
To the knowledge of the Corporation, there are no proceedings, investigations, audits or Claims now pending or threatened against the Corporation or the Subsidiaries in respect of any Taxes and there are no matters under discussion, audit or appeal with any Governmental Authority relating to Taxes.

(g)
Each of the Corporation and the Subsidiaries has duly and timely withheld all Taxes and other amounts required by Law in the Territories to be withheld by it (including Taxes and other amounts required to be withheld by it in respect of any amount paid or credited or deemed to be paid or credited by it to or for the account or benefit of any Person, including any Employee, officer or director and any non-resident Person), and has duly and timely remitted to the appropriate Governmental Authority such Taxes and other amounts required by Law in the Territories to be remitted by it.

(h)
Each of the Corporation and the Subsidiaries has duly and timely collected all amounts on account of any sales or transfer taxes, including goods and services, harmonized sales and provincial or territorial sales taxes, US sales and use tax, or value added tax, required by Law in the Territories to be collected by it and has duly and timely remitted to the appropriate Governmental Authority any such amounts required by Law in the Territories to be remitted by it.

(i)
Except pursuant to this Agreement or as specifically disclosed in writing to the Purchaser, for purposes of the Income Tax Act (Canada) or any other applicable Tax legislation, no Person or group of Persons has ever acquired or had the right to acquire control of the Corporation or of any of the Subsidiaries.

(j)
None of sections 78, 80, 80.01, 80.02, 80.03 or 80.04 of the Income Tax Act (Canada), or any equivalent provision of the Tax legislation of any province or any other jurisdiction, have applied to the Corporation or to any the Subsidiaries at any time up to and including the Closing Date.

(k)
Neither the Corporation nor any of the Subsidiaries has acquired property from a non-arm’s length Person, within the meaning of the Income Tax Act (Canada), for consideration, the value of which is less than the fair market value of the property acquired in circumstances which could subject it to a liability under section 160 of the Income Tax Act (Canada) or equivalent provision of the Tax legislation of any province or any other jurisdiction.

(l)
For all transactions between the Corporation or any of the Subsidiaries and any non-resident Person with whom the Corporation or any of the Subsidiaries was not dealing at arm’s length during a taxation year commencing after 2003 and ending on or before the Closing Date, each of the Corporation and the Subsidiaries has made or obtained records or documents that meet the requirements of paragraphs 247(4)(a) to (c) of the Income Tax Act (Canada) or equivalent provision of the Tax legislation of any province or any other jurisdiction.

(m)
All investment tax credit or scientific research and experimental development tax credits have been calculated and claimed in accordance with applicable tax legislation, and to the knowledge of the Corporation any such amounts receivable will be paid in full to the Corporation and/or the Subsidiaries.

The Corporation and all of the Subsidiaries are not and do not have any knowledge that they will become liable for any invalid, late or excess designations under the investment tax credit or the scientific research and experimental development tax credit provisions of the Income Tax Act (Canada) or equivalent provision of the Tax legislation of any province or any other jurisdiction.

In addition, all Claims regarding scientific research and experimental development were made following eligible or qualified scientific research and experimental development expenditures expended to carry out eligible or qualified scientific research and experimental development activities within the meaning of the Income Tax Act (Canada) or equivalent provision of the Tax legislation of any province or any other jurisdiction. All Tax Returns for the years in which scientific research and experimental development credits were claimed have been correctly filed, in compliance in all material respects with all legislative, regulatory or administrative rules. All forms required to obtain the refundable scientific research and experimental development credit s or any other requirements of the legislation, regulation or administrative rules have been correctly filed or complied with in all material respects.

(n)
Each of the Corporation and the Subsidiaries identified below is duly registered under subdivision (d) of Division V of Part IX of the Excise Tax Act (Canada) with respect to the goods and services tax and harmonized sales tax and under any equivalent provision of the Tax legislation of any province or any other jurisdiction, and the registration numbers of each of them are:

Note 4

(o)
The Purchaser has been provided with copies of all Tax Returns and all communications to or from any Governmental Authority relating to the Taxes of any of the Corporation and the Subsidiaries, to the extent relating to periods or events in respect of which any Governmental Authority may by Law assess or otherwise impose any such Tax on the Corporation or any of the Subsidiaries.

Note 4:	Contains privilege information.

4.44	Books and Records

All Books and Records have been delivered or made available to the Purchaser. Such Books and Records fairly and correctly set out and disclose in all material respects the financial position of the Corporation and the Subsidiaries and all material financial transactions relating to each of their businesses has been accurately recorded in such Books and Records. Books and Records stored on computer-related or other electronic media are appropriately organized and indexed and no data conversions, translations or technology upgrades are required before such data can be accessed, read, searched and used by the Corporation’s and the Subsidiaries’ current Information Technology.

4.45	Corporate Records

(a)
The Articles and by-laws for the Corporation and the Subsidiaries, including any and all amendments, have been delivered or made available to the Purchaser and such Articles and by-laws as so amended are in full force and effect and no amendments are being made to them.

(b)
The corporate records and minute books for the Corporation and the Subsidiaries have been delivered or made available to the Purchaser. Such minute books are complete in all material respects, since the date of its incorporation. The share certificate book, register of shareholders, register of transfers and register of directors for the Corporation and the Subsidiaries, are complete and accurate.

4.46	Trade Allowances

Except for the Corporation’s standard trade terms and discounting policies which have been provided to the Purchaser, as disclosed in Schedule 4.46, no customers of the Corporation or of any of the Subsidiaries are entitled to, or customarily receive, discounts, allowances, rebates, credits, preferential terms, or similar reductions in price or other trade terms arising from any Contract with or concessions granted to any customer.

4.47	Bank Accounts, etc.

Schedule 4.47 sets forth a complete list of all financial institutions in which the Corporation or any of the Subsidiaries maintains any depository account, trust account or safety deposit box and the names of all Persons authorized to draw on or who have access to such accounts or safety deposit boxes.

4.48	Powers of Attorney

Schedule 4.48 sets out a complete list of every outstanding power of attorney granted by the Corporation or any of the Subsidiaries and the names of all Persons who have been given the authority to act on behalf of any of them. The Purchaser has been provided with copies of all outstanding powers of attorney granted by the Corporation or any of the Subsidiaries.

4.49	No Bankruptcy/Insolvency

None of the Corporation nor any of the Subsidiaries is insolvent, has committed an act of bankruptcy, has proposed a compromise or arrangement to its creditors generally, has had any petition for a receiving order in bankruptcy filed against it, has taken any proceeding with respect to a compromise or arrangement, has taken any proceeding to have itself declared bankrupt or wound-up, has taken any proceeding to have a receiver appointed on any part of its assets, has had any encumbrance registered on any of its property, nor has it had any execution or distress become enforceable or become levied upon any of its property.

4.50	No Broker

Except as set out on Schedule 4.50, there are no other brokerage commission, finder’s fee or other like payment relating to the transactions contemplated in this Agreement which will be paid by the Vendors and no claim to such effect will be held against the Purchaser, the Corporation or any of the Subsidiaries.

4.51	Note 1

4.52	Note 1

4.53	Full Disclosure

This Agreement does not (i) contain any untrue statement of a material fact in respect of the Vendors, the affairs, operations or condition of the Corporation or the Subsidiaries, or (ii) omit any statement of a material fact known to the Corporation or the Vendors, as applicable, necessary in order to make the statements in respect of the Vendors or the affairs, operations or condition of the Corporation or the Subsidiaries contained herein or therein not misleading. There is no material fact known to the Corporation or the Vendors (as applicable) which is reasonably likely to materially and adversely affect the affairs, operations, condition or prospects of the Corporation or the Subsidiaries which has not been set forth in this Agreement.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Vendors the matters set out below:

5.1	Status of the Purchaser

The Purchaser is a corporation existing under the laws of Canada.

Note 1:	Contains confidential employee related information along with Vendors’ confidential information.

5.2	Due Authorization

The Purchaser has all necessary corporate power, authority and capacity to enter into this Agreement and each other agreement to be entered into under the terms of this Agreement and to carry out its obligations thereunder. The execution and delivery of this Agreement and of each other agreement to be entered into under the terms of this Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action of the Purchaser.

5.3	Enforceability of Obligations

This Agreement constitutes, and each other agreement to be executed by the Purchaser in connection with the Closing will constitute, a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, subject, however, to limitations with regards to enforcement imposed by Law in connection with bankruptcy or similar proceedings and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

5.4	Absence of Conflicts

The Purchaser is not a party to, bound or affected by or subject to any:

(a)	indenture, mortgage, lease, agreement, obligation or instrument;

(b)	provision of its charter or by-law; or

(c)	Laws or Governmental Authorizations;

that would be violated, breached by, or under which default would occur or an Encumbrance would be created as a result of the execution and delivery of, or the performance of obligations under, this Agreement or any other agreement to be entered into under the terms of this Agreement.

5.5	Regulatory Approvals

No approval, Order, consent of or filing with any Governmental Authority is required on the part of the Purchaser, in connection with the execution, delivery and performance of this Agreement or any other documents and agreements to be delivered under this Agreement or the performance of the Purchaser’s obligations under this Agreement or any other documents and agreements to be delivered under this Agreement.

5.6	No Broker

The Purchaser has carried on all negotiations relating to this Agreement and the transactions contemplated in this Agreement directly and without the intervention on its behalf of any other party in such manner as to give rise to any valid claim for a brokerage commission, finder’s fee or other like payment.

5.7	Securities Laws

The Purchaser is an “accredited investor” as defined under Section 1.1 of National Instrument 45-106 – Prospectus and Registration Exemptions and is purchasing the Purchased Shares as principal.

ARTICLE 6
NON-WAIVER; SURVIVAL

6.1	Non-Waiver

No investigations made by or on behalf of the Purchaser at any time shall have the effect of waiving, diminishing the scope or otherwise affecting any representation or warranty made by the Vendors in or pursuant to this Agreement. No waiver of any condition or other provisions, in whole or in part, shall constitute a waiver of any other condition or provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

6.2	Nature and Survival

(a)
Subject to Section 6.2(b), 6.2(c) and 6.2(d), all representations, warranties and covenants contained in this Agreement on the part of each of the Parties shall survive the Closing, the execution and delivery under this Agreement of any share or security transfer instruments or other documents of title to any of the Purchased Shares and the payment of the consideration for the Purchased Shares.

(b)	All representations and warranties of the Vendors or the Corporation made in this Agreement shall survive for a period of one year from the Closing Date, except for:

(i)
the representations and warranties relating to or impacted by Tax matters, including those set out in Section 4.43, arising in or in respect of a particular period ending on or before the Closing Date, which shall survive for a period of 90 days after the relevant authorities shall no longer be entitled to assess or reassess liability against the Corporation or any of the Subsidiaries for that particular period, having regard, without limitation, to any waivers given by the Corporation or any of the Subsidiaries in respect of any taxation year;

(ii)	the representations and warranties set out in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.8, 4.9 and 4.10 which shall survive indefinitely.

(c)
All representations and warranties of the Purchaser made in this Agreement shall survive for a period of one (1) year from the Closing Date, except for the representations and warranties set out in Sections 5.1, 5.2, 5.3 and 5.7 which shall survive indefinitely.

(d)
If no bona fide Claim shall have been made under this Agreement against a Party for any incorrectness in or breach of any representation or warranty made in this Agreement prior to the expiry of the survival periods set forth in Sections 6.2(b) and 6.2(c), such Party shall have no further liability under this Agreement with respect to such representation or warranty.

(e)	Notwithstanding any provision to the contrary in this ARTICLE 6, any bona fide Claim based on intentional misrepresentation or fraud may be brought at any time.

ARTICLE 7
PURCHASER’S CONDITIONS PRECEDENT

The obligation of the Purchaser to complete the purchase of the Purchased Shares under this Agreement is subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is acknowledged to be inserted for the exclusive benefit of the Purchaser and may be waived by it in whole or in part).

7.1	Truth and Accuracy of Representations of Vendors at the Closing Time

All of the representations and warranties of the Vendors made in or pursuant to this Agreement shall be true and correct as at the Closing Time.

7.2	Performance of Obligations

The Vendors shall have performed or complied with, in all respects, all its obligations and covenants under this Agreement.

7.3	Receipt of Closing Documentation

All documentation relating to the due authorization and completion of the sale and purchase of the Purchased Shares under this Agreement and all actions and proceedings taken on or prior to the Closing in connection with the performance by the Vendors of their obligations under this Agreement, shall be satisfactory to the Purchaser, acting reasonably, and the Purchaser shall have received copies of all such documentation or other evidence as it may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement and the taking of all corporate proceedings in connection with such transactions in compliance with these conditions, in form (as to certification and otherwise) and substance satisfactory to the Purchaser.

7.4	Opinions of Counsel

The Purchaser shall have received usual legal opinions dated the Closing Date from counsel for the Corporation and the Canadian Subsidiaries.

7.5	Consents, Authorizations and Registrations

(a)
All consents, approvals, Orders and authorizations of any Person (and registrations, declarations, filings or recordings with any Governmental Authority) including, without limitation, of any shareholder of the Corporation, required in connection with the completion of any of the transactions contemplated by this Agreement, the execution of this Agreement, the Closing or the performance of any of the terms and conditions of this Agreement, and consents to the disclosure of Personal Information to the Purchaser and the continuing use of such Personal Information by the Corporation and the Subsidiaries in a manner consistent with the operation of their respective businesses and any consents required under Contracts shall have been obtained at or before the Closing Time on terms acceptable to the Purchaser, acting reasonably.

(b)	All consents, approvals, waivers or modifications to Restricted Rights required by the Purchaser shall have been obtained at or before the Closing Time on terms acceptable to the Purchaser.

(c)	The Board of Directors of the Purchaser shall have approved the transactions contemplated herein at or before the Closing Time.

7.6	No Proceedings

There shall be no Order issued delaying, restricting or preventing, and no pending or threatened Claim, or judicial or administrative proceeding, or investigation against any Party by any Person, for the purpose of enjoining, delaying, restricting or preventing, the consummation of the transactions contemplated by this Agreement or otherwise claiming that this Agreement or the consummation of such transactions is improper or would give rise to proceedings under any Laws.

7.7	Encumbrances and Guarantees

The Purchaser shall have received evidence satisfactory to it that:

(a)
all Encumbrances (including Non-Permitted Encumbrances listed on Schedule 4.23) other than Permitted Encumbrances have been discharged and that the assets of the Corporation and the Subsidiaries are free and clear of all Encumbrances other than Permitted Encumbrances; and

(b)
full and final releases have been obtained for any guarantee, surety or indemnity, including those listed on Schedule 4.20, given by the Corporation or any of the Subsidiaries in respect of indebtedness or other obligations of any Person, or any other commitment for which the Corporation or any of the Subsidiaries is, or is contingently, responsible.

7.8	Non-Competition

The shareholders of the Corporation as required by the Purchaser, other than VenGrowth, VenGrowth II and BDC, shall have executed and delivered a non-competition, non-solicitation and confidentiality agreement substantially in the form attached as Schedule 7.8.

7.9	Releases

The Vendors shall have released any Employees from any confidentiality or non-competition agreements or non-solicitation covenants with the Vendors.

7.10	Key Employees

Each of Notes 3 and 5 shall have executed employment contracts with the Corporation or any of the Subsidiaries in substantially the form attached as Schedule 7.10.

7.11	No Material Adverse Effect

There shall have been no Material Adverse Effect since the date of the Preliminary Offer.

7.12	Directors and Officers of the Corporation and of the Subsidiaries

There shall have been delivered to the Purchaser on or before the Closing Time the resignations of all individuals who are currently directors or officers of the Corporation or of any of the Subsidiaries and duly executed comprehensive releases from each such individual and from the Vendors of all their claims respectively, against the Corporation and the Subsidiaries except for any claims for current unpaid remuneration.

7.13	Good Standing

The Vendors will deliver to the Purchaser certificates of status or good standing, as the case may be, with respect to the Corporation and each of the Subsidiaries.

7.14	Stock Option Plan

No later than on Closing Time, the Vendors shall have, at their own expense, terminated the Stock Option Plan and all Options granted thereunder, and provide evidence of cancellation at Closing, satisfactory to the Purchaser.

Note 3:	Contains confidential information that could be seriously prejudicial to the interests of the EXFO Group.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

ARTICLE 8
VENDORS’ CONDITIONS PRECEDENT

The obligations of the Vendors to complete the sale of the Purchased Shares under this Agreement is subject to the satisfaction of or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is acknowledged to be inserted for the exclusive benefit of the Vendors and may be waived by it in whole or in part).

8.1	Truth and Accuracy of Representations of the Purchaser at Closing Time

All of the representations and warranties of the Purchaser made in or pursuant to this Agreement shall be true and correct as at the Closing Time and with the same effect as if made at and as of the Closing Time.

8.2	Directors and Officers of the Corporation and of the Subsidiaries

There shall have been delivered on or before the Closing Time duly executed releases from the Corporation, the Subsidiaries and the Purchaser in favour of each of such resigning officer and director in section 7.12 of all their claims respectively, against such resigning officer and director, excluding however any claim under the present agreement.

8.3	No Proceedings

There shall be no Order issued delaying, restricting or preventing, and no pending or threatened Claim, or judicial or administrative proceeding, or investigation against any Party by any Person, for the purpose of enjoining, delaying, restricting or preventing, the consummation of the transactions contemplated by this Agreement or otherwise claiming that this Agreement or the consummation of such transactions is improper or would give rise to proceedings under any Laws.

8.4	Escrow Agreement

The Purchaser, the Corporation and the Escrow Agent shall have executed and delivered the Escrow Agreement, in a form satisfactory to the Vendors acting reasonably.

8.5	Performance of Obligations

The Purchaser shall have performed or complied with, in all respects, all its obligations and covenants under this Agreement and the Vendors shall have received a certificate from a senior officer of the Purchaser confirming such performance or compliance, as the case may be.

ARTICLE 9
OTHER COVENANTS OF THE PARTIES

9.1	Tax Returns

The Purchaser may cause the Corporation and the Subsidiaries to make the election referred to in subsection 256(9) of the Income Tax Act (Canada), and comparable provisions of applicable provincial, territorial or other legislation, and to file such election(s) for the Corporation’s and the Subsidiaries’ taxation year(s) ending immediately before the Closing Time. The Vendors and the Purchaser shall cooperate fully with each other and make available to each other in a timely fashion such data and other information as may reasonably be required for the preparation of any Tax Return of the Corporation or of any of the Subsidiaries for a period ending on, prior to or including the Closing Date and shall preserve such data and other information until the expiration of any applicable limitation period under any applicable law with respect to Taxes.

ARTICLE 10
INDEMNIFICATION

10.1	Indemnification by the Vendors

(a)
Each Vendor shall severally indemnify as to himself or itself and not to any other Vendor and save harmless the Purchaser, its directors, officers, agents, employees and shareholders (collectively referred to as the “Purchaser Indemnified Parties”) from and against all bona fide Claims, whether or not arising due to third party Claims, which may be made or brought against the Purchaser Indemnified Parties, or which they may suffer or incur, directly or indirectly as a result of or in connection with or relating to:

(i)
any non-fulfilment or breach of any covenant or agreement on the part of the applicable Vendor with respect to the particular representation and warranty given by it contained in this Agreement under Sections 4.5, 4.6, 4.9 and 4.10 and 4.12 (solely as it relates to the applicable Vendor), or in any certificate or other document furnished by or on behalf of the applicable Vendor pursuant to this Agreement;

(ii)
any misrepresentation or any incorrectness in or breach of any representation or warranty of the applicable Vendor contained in this Agreement, under Sections 4.5, 4.6, 4.9 and 4.10 and 4.12 (solely as it relates to the applicable Vendor), or in any certificate or other document furnished by or on behalf of the applicable Vendor pursuant to this Agreement;

(b)
Subject to Section 10.1(c) and except for those matters for which each Vendor has agreed to indemnify as to his or its own liability only contained in Section 10.1(a)(i) and (ii) above, the Vendors shall indemnify and save harmless the Purchaser Indemnified Parties on a several basis from and against all bona fide Claims, whether or not arising due to third party Claims, which may be made or brought against the Purchaser Indemnified Parties, or which they may suffer or incur, directly or indirectly, as a result of or in connection with or relating to:

(i)
any non-fulfilment or breach of any covenant or agreement contained in this Agreement or in any certificate or other document furnished by or on behalf of the Corporation pursuant to this Agreement not referred to in Section 10.1(a)(i);

(ii)
any misrepresentation or any incorrectness in or breach of any representation or warranty contained in this Agreement or in any certificate or other document furnished by or on behalf of the Corporation pursuant to this Agreement not referred to in Section 10.1(a)(ii).

and, without duplication:

(iii)
liability to third Persons and warranty obligations respecting products manufactured or sold, or services provided, by the Corporation or any of the Subsidiaries prior to the Closing Date and not accrued in the Closing Date Financial Statements;

(iv)
any liability for Taxes in respect of any taxation year or other period ended prior to the Closing Date, or any portion of a taxation year or other period up to and including the Closing Date, for which no adequate reserve has been provided and disclosed in the Balance Sheet, or the Closing Date Financial Statements;

(v)
all Environmental, Health and Safety Liabilities for which the Corporation or the Subsidiaries is liable, whenever and however arising, at any Real Property or at any other property currently or previously owned, leased or occupied by the Corporation or any of the Subsidiaries, all existing at Closing, even if discovered after Closing;

(vi)
any liability, whether former, present or future, of the Corporation or of any of the Subsidiaries arising in connection with the operation of the business of the Corporation or any of the Subsidiaries up to and including the Closing Date with respect to Section 4.32, other than obligations of the Corporation pursuant to any of the Contracts, Encumbrances, Software Contracts or other agreements or matters disclosed in Schedule 4.32;

(vii)	the amount of excess, obsolete or unused consolidated Inventories in excess of any reserve on the Closing Date Financial Statements, in accordance with Section 4.26 hereof;

(viii)	Notes 3 and 5; and

(ix)	any Claim under the Stock Option Plan.

(c)	The Vendors’ obligations under Section 10.1(a) and 10.1(b) shall be subject to the following limitations:

(i)
they shall terminate on the date on which each representation and warranty of the Vendors no longer survives as specified under Section 6.2, except with respect and solely to the extent of bona fide Claims by Purchaser Indemnified Parties set forth in written notices given by a Purchaser Indemnified Party to Vendors Representative and any of the applicable Vendors prior to the relevant specified date;

(ii)
the aggregate indemnification payable by the Vendors on a several basis in respect of all bona fide Claims, shall not exceed a maximum amount equal to the Escrow Amount received by the applicable Vendor on a pro-rata basis proportionate to the amount of the Purchase Price otherwise payable to such Vendor out of the Escrow Amount, except with respect to Claims based on intentional misrepresentation or fraud or with respect to paragraphs 10.1(b)(iv), and (b)(vi), which shall be subject to the limitation set out in Section 10.1(c) below;

(iii)
the aggregate indemnification payable by the Vendors on a several basis in respect of all bona fide Claims based on intentional misrepresentation or fraud or with respect to paragraphs 10.1(b)(iv) and 10.1(b)(vi), shall not exceed a maximum amount equal to the Purchase Price received by the applicable Vendor on a pro-rata basis proportionate to the amount of Purchase Price received by the applicable Vendor.

Notes 3 and 5

Note 3:	Contains confidential information that could be seriously prejudicial to the interests of the EXFO Group.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

10.2	Indemnification by the Purchaser

(a)
The Purchaser shall indemnify and save harmless the Vendors, their directors, officers, employees, agents and shareholders (collectively referred to as the “Vendors Indemnified Parties”) from and against all Claims, whether or not arising due to third party Claims, which may be made or brought against the Vendors Indemnified Parties, or which they may suffer or incur, directly or indirectly as a result of or in connection with or relating to:

(i)
any non-fulfilment or breach of any covenant or agreement on the part of the Purchaser contained in this Agreement or in any certificate or other document furnished by or on behalf of the Purchaser pursuant to this Agreement;

(ii)
any misrepresentation or any incorrectness in or breach of any representation or warranty of the Purchaser contained in this Agreement or in any certificate or other document furnished by or on behalf of the Purchaser pursuant to this Agreement.

(b)
The Purchaser’s obligations under Section 10.2(a)(ii) shall terminate on the date on which each representation and warranty of the Purchaser no longer survives as specified under Section 6.2, except with respect to bona fide Claims by Vendors Indemnified Parties set forth in written notices given by a Vendors Indemnified Party to the Purchaser prior to such date.

10.3	Indemnification Procedures for Third Party Claims

(a)	Notes 3, 4, 5 and 6

(b)	Notes 3, 4, 5 and 6

(c)	Notes 3, 4, 5 and 6

(d)	Notes 3, 4, 5 and 6

(e)	Notes 3, 4, 5 and 6

Note 3:	Contains confidential information that could be seriously prejudicial to the interests of the EXFO Group.

Note 4:	Contains privilege information.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

Note 6:	Contains Vendors’ confidential information that could be seriously prejudicial to their interests.

10.4	Set-Off

(a)
The Purchaser shall be entitled to withhold and set-off, and cause the Escrow Agent to withhold on its behalf and disburse to the Purchaser in accordance with the provisions set out in the Escrow Agreement, any of the following amounts which the Purchaser is entitled to receive pursuant to the indemnity provisions in Section 10.1, against the Escrow Amount that the Purchaser and the Escrow Agent would otherwise be required to pay or disburse to the Vendors pursuant to the Escrow Agreement:

(i)
the amount of any Claim made by the Purchaser Indemnified Parties pursuant to Section 10.1 that has not been disputed in writing by the Vendors Representative within twenty (20) days from the date the Claim is made;

(ii)
in respect of any disputed Claim made by the Purchaser Indemnified Parties pursuant to Section 10.1 for which Vendors and the Purchaser have reached a final compromise or settlement, the amount, if any, payable to the Purchaser pursuant thereto; or

(iii)
in respect of any disputed Claim made by the Purchaser Indemnified Parties pursuant to Section 10.1 for which a final judgment of an arbitrator nominated in accordance with the procedure set out in Section 11.1 has been obtained, the amount, if any, payable to the Purchaser pursuant thereto.

10.5	Tax Status of Indemnification Payments

Any payment made by the Vendors pursuant to this ARTICLE 10 shall constitute a reduction of the Purchase Price and any payment made by the Purchaser pursuant to this ARTICLE 10 shall constitute an increase in the Purchase Price. In either case, each of the Vendors and the Purchaser shall, within a reasonable time of payment and receipt of such payment, as applicable, and in any event within two months of such payment, request all amendments to its current or past Tax Returns as may be necessary to reflect the foregoing.

ARTICLE 11
GENERAL

11.1	Arbitration

Except for disputes contemplated by Section 3.5, all disputes over the validity or the amount of Claims made pursuant to ARTICLE 10 for which the parties cannot mutually agree upon a settlement thereof within thirty (30) days after the commencement thereof, despite both parties thereto acting in good faith to reach a settlement thereof and all other disputes, disagreements, controversies, questions or claims arising out of or relating to this Agreement, including, without limitation, with respect to its formation, execution, validity, application, interpretation, performance, breach, termination or enforcement (“Disputes”) shall be determined by arbitration before a single arbitrator mutually agreed to by the Parties to the Dispute or otherwise in accordance with the Arbitration Act, 1991 (Ontario) (the "Arbitration Act"), provided that:

(a)	any hearing in the course of the arbitration shall be held in Toronto, Ontario by a single arbitrator;

(b)	the application of section 7(2) of the Arbitration Act is expressly excluded;

(c)
subject to section 44 of the Arbitration Act, any award or determination of an arbitrator shall be final and binding on the parties and there shall be no appeal on any ground, including, for greater certainty, any appeal on a question of law, a question of fact, or a question of mixed fact and law;

(d)	despite section 28(1) of the Arbitration Act, an arbitrator shall not, without the written consent of all parties to the arbitration, retain any expert;

(e)
an arbitrator may apportion the costs of the arbitration, including the reasonable fees and disbursements of the parties, between or among the parties in such manner as the arbitrator considers reasonable, provided that an arbitrator shall not award costs on a distributive basis;

(f)	all awards for the payment of money shall include prejudgment and postjudgment interest in accordance with sections 127 to 130 of the Courts of Justice Act (Ontario) with necessary modifications; and

(g)
all matters relating to the arbitration shall be kept confidential to the full extent permitted by law and no individual shall be appointed as an arbitrator unless he or she agrees in writing to be bound by this dispute resolution provision.

11.2	Public Notices

Any public notices, press releases, and any other publicity concerning the transactions contemplated by this Agreement may only be issued by the Purchaser, as it may deem appropriate, and the Purchaser shall inform the other Parties accordingly, unless such disclosure is required to meet timely disclosure obligations of any Party under Laws, stock exchange rules or an order of a court of competent jurisdiction. Notwithstanding the foregoing, Vengrowth and Vengrowth II will also be permitted to describe the transaction in their marketing materials provided that they use only information publicly disclosed by the Purchaser.

11.3	Expenses

Except as otherwise provided in this Agreement, each Party shall pay all costs and expenses (including the fees and disbursements of legal counsel and other advisers) it incurs in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated by this Agreement.

11.4	Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section referred to as a “Notice”) shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by facsimile or e-mail:

(a)	in the case of a Notice to the Vendors at:

Note 4

(b)	in the case of a Notice to the Vendors Representative at:

Note 4

(c)	in the case of a Notice to the Purchaser at:

Note 4

Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day then the Notice shall be deemed to have been given and received on the next Business Day.

Any Party may, from time to time, change its address by giving Notice to the other Parties in accordance with the provisions of this Section.

11.5	Assignment

The Purchaser shall be entitled to assign all of its rights and obligations under this Agreement to any Affiliate of the Purchaser provided however that the Purchaser remains jointly and severally liable for all of its obligations under this Agreement to the other parties hereto. Except for such permitted assignment, no party may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the other Party.

11.6	Enurement

This Agreement enures to the benefit of and is binding upon the Parties and their respective successors (including any successor by reason of amalgamation of any Party) and permitted assigns.

Note 4:	Contains privilege information.

11.7	Amendment

No amendment, supplement, modification or waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by any Party, is binding unless executed in writing by the Party to be bound thereby.

11.8	Further Assurances

The Parties shall, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, including, without limitation, the execution of any assignment agreement in order to assign in favour of the Corporation, any Intellectual Property rights used by the Corporation or any of the Subsidiaries that could be owned by any Employee, any shareholder of the Corporation or any consultant hired by any of the Corporation or the Subsidiaries, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Closing.

11.9	Execution and Delivery

This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles together constitute one and the same agreement.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS OF WHICH the Parties have executed this Agreement.

Note 4	Note 4

Note 4

THE VENGROWTH INVESTMENT FUND INC. By:	THE VENGROWTH II INVESTMENT FUND INC. By:
Name:	Name:
Title:	Title:

EXFO ELECTRO-OPTICAL ENGINEERING INC. By:	BDC CAPITAL INC. By:
Name:	Name:
Title:	Title:

NAVTEL COMMUNICATIONS INC. By:
Name:
Title:

Note 4:	Contains privilege information.

Schedule 1.1

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

Note 7:	Already disclosed publicly in another format in order to avoid confusion.

Schedule 3.2
Allocation of Purchase Price

Note 3:	Contains confidential information that could be seriously prejudicial to the interests of the EXFO Group.

Note 4:	Contains privilege information.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

Note 6:	Contains Vendors’ confidential information that could be seriously prejudicial to their interests.

Schedule 4.8

Note 3:	Contains confidential information that could be seriously prejudicial to the interests of the EXFO Group.

Note 4:	Contains privilege information.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

Note 6:	Contains Vendors’ confidential information that could be seriously prejudicial to their interests.

Schedule 4.11

Note 4:	Contains privilege information.

Schedule 4.13 and 4.14

Note 3:	Contains confidential information that could be seriously prejudicial to the interests of the EXFO Group.

Note 4:	Contains privilege information.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

Note 6:	Contains Vendors’ confidential information that could be seriously prejudicial to their interests.

Schedule 4.15

Note 3:	Contains confidential information that could be seriously prejudicial to the interests of the EXFO Group.

Note 4:	Contains privilege information.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

Note 6:	Contains Vendors’ confidential information that could be seriously prejudicial to their interests.

Schedule 4.16

Note 1:	Contains confidential employee related information along with Vendors’ confidential information.

Note 4:	Contains privilege information.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

Schedule 4.17

Note 3:	Contains confidential information that could be seriously prejudicial to the interests of the EXFO Group.

Note 4:	Contains privilege information.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

Note 6:	Contains Vendors’ confidential information that could be seriously prejudicial to their interests.

Schedule 4.19

Note 4:	Contains privilege information.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

Note 6:	Contains Vendors’ confidential information that could be seriously prejudicial to their interests.

Note 7:	Already disclosed publicly in another format in order to avoid confusion.

Schedule 4.20

None

Schedule 4.21

Note 3:	Contains confidential information that could be seriously prejudicial to the interests of the EXFO Group.

Note 4:	Contains privilege information.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

Note 6:	Contains Vendors’ confidential information that could be seriously prejudicial to their interests.

Schedule 4.23

Note 3:	Contains confidential information that could be seriously prejudicial to the interests of the EXFO Group.

Note 4:	Contains privilege information.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

Note 6:	Contains Vendors’ confidential information that could be seriously prejudicial to their interests.

Note 7:	Already disclosed publicly in another format in order to avoid confusion.

Schedule 4.25

Note 4:	Contains privilege information.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

Note 6:	Contains Vendors’ confidential information that could be seriously prejudicial to their interests.

Schedule 4.30

Note 4:	Contains privilege information.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

Schedule 4.31

Note 3:	Contains confidential information that could be seriously prejudicial to the interests of the EXFO Group.

Note 4:	Contains privilege information.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

Note 6:	Contains Vendors’ confidential information that could be seriously prejudicial to their interests.

Schedule 4.32 (m, n, o, p, q)

Note 3:	Contains confidential information that could be seriously prejudicial to the interests of the EXFO Group.

Note 4:	Contains privilege information.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

Note 6:	Contains Vendors’ confidential information that could be seriously prejudicial to their interests.

Schedule 4.36

Note 2:	Contains confidential employee related information.

Note 3:	Contains confidential information that could be seriously prejudicial to the interests of the EXFO Group.

Note 4:	Contains privilege information.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

Note 6:	Contains Vendors’ confidential information that could be seriously prejudicial to their interests.

Schedule 4.40

Note 4:	Contains privilege information.

Note 6:	Contains Vendors’ confidential information that could be seriously prejudicial to their interests.

Schedule 4.41

Note 3:	Contains confidential information that could be seriously prejudicial to the interests of the EXFO Group.

Note 4:	Contains privilege information.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

Note 6:	Contains Vendors’ confidential information that could be seriously prejudicial to their interests.

Schedule 4.42

None

Schedule 4.43

Note 4:	Contains privilege information.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

Schedule 4.46

Note 3:	Contains confidential information that could be seriously prejudicial to the interests of the EXFO Group.

Note 4:	Contains privilege information.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

Note 6:	Contains Vendors’ confidential information that could be seriously prejudicial to their interests.

Schedule 4.47

Note 3:	Contains confidential information that could be seriously prejudicial to the interests of the EXFO Group.

Note 4:	Contains privilege information.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

Note 6:	Contains Vendors’ confidential information that could be seriously prejudicial to their interests.

Schedule 4.48

None

Schedule 4.50

Note 1:	Contains confidential employee related information along with Vendors’ confidential information.

Note 3:	Contains confidential information that could be seriously prejudicial to the interests of the EXFO Group.

Note 4:	Contains privilege information.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

Note 6:	Contains Vendors’ confidential information that could be seriously prejudicial to their interests.

Schedule 4.52

Note 1:	Contains confidential employee related information along with Vendors’ confidential information.

Note 4:	Contains privilege information.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

Schedule 7.8

Note 3:	Contains confidential information that could be seriously prejudicial to the interests of the EXFO Group.

Note 4:	Contains privilege information.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

Note 6:	Contains Vendors’ confidential information that could be seriously prejudicial to their interests.

Schedule 7.10

Note 1:	Contains confidential employee related information along with Vendors’ confidential information.

Note 3:	Contains confidential information that could be seriously prejudicial to the interests of the EXFO Group.

Note 4:	Contains privilege information.

Note 5:	Contains unnecessary information which is not affecting the overall understanding of the transaction and the related document.

Note 6:	Contains Vendors’ confidential information that could be seriously prejudicial to their interests.